RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM &
                            SONS, INC. AND AFFILIATES

                        (As in effect on January 1, 1997)

                                  INTRODUCTION

Joseph E. Seagram & Sons, Inc. ("Seagram") established the Savings and Investment Plan for Salaried Employees of Joseph E. Seagram & Sons, Inc. and Subsidiaries (the "Seagram Plan") effective as of August 1, 1985 and has amended it from time to time. Effective August 1, 1993, Seagram amended the Seagram Plan and changed its name to the Retirement Savings and Investment Plan for Salaried Employees of Joseph E. Seagram & Sons, Inc. and Subsidiaries. Effective December 31, 1994, the Tropicana Employee Savings Trust, originally effective April 8, 1988, merged into the Seagram Plan. Effective with such merger, the Plan name was changed to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates.

Effective June 5, 1995, Universal Studios, Inc. (formerly MCA INC.), Uni Distribution Corporation and Spencer Gifts, Inc. became Affiliates of Seagram (collectively the "Acquired Companies"). Each Acquired Company maintains a savings/401(k) plan for its eligible employees as follows: (i) Universal Studios, Inc. maintains the MCA INC. Employee Savings Plan; (ii) Uni Distribution Corporation maintains the Uni Distribution Corporation Employee Savings Plan; and (iii) Spencer Gifts, Inc. maintains the Spencer Gifts Inc. Employee Savings Plan (such plans hereinafter referred to as the "Acquired Companies' Plans"). To simplify plan administration, each of the Acquired Companies deems it advisable to amend and continue their respective plans in the form of the Seagram Plan including certain modifications to the terms of such Plan to accommodate the benefit provisions applicable solely to eligible employees of an Acquired Company.

Accordingly, effective as of January 1, 1997, each of the Acquired Companies' Plans are hereby amended and continued in the form of and controlled by the provisions of this Plan as it relates to each Acquired Companies' eligible employees. However, notwithstanding the Acquired Companies' adoption of the terms of the Seagram Plan with respect to their eligible employees, the Plan as adopted by each Acquired Company as described herein ("Separate Plan") shall continue its existence as a separate plan on and after January 1, 1997 and all assets of each Separate Plan shall be available solely for the benefit of and used to satisfy the liabilities incurred on behalf of employees covered under the terms of the applicable Separate Plan. For reference purposes, the four Separate Plans maintained pursuant to this Plan document on and after January 1, 1997 shall be named as follows:

Prior Plan Name New Plan Name MCA INC. Employee Savings Plan Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees ("Universal Plan") Uni Distribution Corporation Employee Savings Plan Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Uni Employees ("Uni Plan") Spencer Gifts, Inc. Employee Savings Plan Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates
- Spencer Employees ("Spencer Plan")
Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates Retirement Savings and Investment Plan for Employees
of Joseph E. Seagram & Sons, Inc. and Affiliates   With respect to the

Universal Plan, the Uni Plan and the Spencer Plan, the following definitions shall replace the definitions in the text:

(i) Universal Plan 1.13 "Company" means Universal Studios, Inc. (formerly MCA INC.)
               and any successor thereto.
               1.52 "Plan" means the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees.

(ii)  Uni Plan      1.13  "Company" means Uni Distribution Corporation and any successor thereto.
               1.52 "Plan" means the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Uni Employees.

(iii)  Spencer Plan 1.13  "Company" means Spencer Gifts, Inc. and any successor thereto.
               1.52 "Plan" means Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees.

In addition, any company participating in an Acquired Company's Plan prior to January 1, 1997 shall be a Participating Employer of that Acquired Company's Separate Plan on and after January 1, 1997 under Section 1.47 of this Plan.

Any provisions of the Plan addressing any group of employees other than the employees covered under the particular Separate Plan shall be disregarded except to the extent the provision relate to the person's status as a former employee covered by that Separate Plan.
This document amends and restates the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates, the MCA INC. Employee Savings Plan, the Uni Distribution Corporation Employee Savings Plan and the Spencer Gifts, Inc. Employee Savings Plan for periods beginning on and after January 1, 1997. The benefit of any individual who ceased to be a Participant prior to January 1, 1997 shall be determined in accordance with the provisions of the applicable plan as in effect on the date such individual ceased to be a Participant of that plan.

The Plan is intended to be a profit-sharing plan which meets the requirements for qualification and tax-exemption under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

                            ARTICLE I - DEFINITIONS

Each of the following terms when capitalized throughout this document shall have the meaning ascribed to it below.

     1.1 "Account" means the sum of a Participant's After-tax Contributions Account, Discretionary Contributions Account, Frozen Matching Contributions Account, Matching Contributions Account, Pre-tax Contributions Account, Rollover Contributions Account, QMACs Account and QNECs Account, which constitutes the Participant's total interest in the Trust.
     1.2 "Administrative Committee" means the committee appointed in accordance with Section 10.1.
     1.3 "Affiliate" means any corporation or unincorporated trade or business (other than the Company) while it is:

          (a) A member of a "controlled group of corporations" (within the meaning of Code Section 414(b)) of which the Company is also a member;
          (b) A trade or business whether or not incorporated, under "common control" (within the meaning of Code Section 414(c)) with the Company;
          (c) A trade or business that is a member of an "affiliated service group" (within the meaning of Code 414(m)); or
          (d) Any other entity required to be aggregated with the Company pursuant to Code 414(o).

     1.4 "After-tax Contributions" means contributions made by a Participant in accordance with his or her Contribution Election pursuant to Section 3.3 or 3.4.
     1.5 "After-tax Contributions Account" means the separate subaccount of a Participant's Account to which Participant's After-tax Contributions and any income or loss thereon are credited.
     1.6 "Beneficiary" means the person designated by a Participant on the Beneficiary Designation Form or such other person who becomes entitled to a benefit under the Plan in accordance with Section 8.10.
     1.7 "Beneficiary Designation Form" means the form prescribed by the Administrative Committee for designating Beneficiaries.
     1.8  "Board" means the Board of Directors of Seagram.
     1.9 "Borrower" means a Participant who has made an application for or who has received a loan from the Plan in accordance with Section 7.1.
     1.10 "Break in Service" means the period commencing on the Participant's Service Cutoff Date and ending on the Participant's Reemployment Commencement Date, except that a Break in Service shall not include any period of time when an individual is not an Employee because he or she is serving in the uniformed services of the United States if the individual seeks reinstatement as an Employee while his or her reemployment rights are protected by law. The defined term "Break in Service" is used solely for purposes of determining vesting.
     1.11 "Code" means the Internal Revenue Code of 1986, as amended.
     1.12 "Common Shares" means the common shares of The Seagram Company Ltd., without nominal or par value.
     1.13 "Company" means Seagram and any successor thereto (or such other company as specified in the Introduction with respect to a Separate Plan).
     1.14 "Compensation" means an Employee's W-2 wages as reported or reportable, but including elective contributions that are made by an Employer that are not includible in gross income under Code Section 125 and 402(e)(3); provided, however, that a Participant's Compensation for a Plan Year shall not exceed the amount specified in Code Section 401(a)(17), as it is adjusted from time to time for cost of living in accordance with Code Section 415(d). An Eligible Employee's Contribution Election is expressed as a percentage of "Salary" and not as a percentage of "Compensation". Discretionary Contributions shall be allocated on the basis of an Employee's Compensation, as provided in
Section 3.6.
     1.15 "Contribution Election" means the election made by a Participant selecting the percentage of annual Salary to be deferred and contributed to the Plan by the Employer as a Pre-tax Contribution and/or contributed by the Participant to the Plan as an After-tax Contribution.
     1.16 "Disability" means a physical or mental disability that causes a Participant to be unable to perform the duties of his or her position of employment for an indefinite period, that the Administrative Committee considers will be of long, continued duration, and which enables the Participant to be eligible to receive disability insurance benefits under either the Employer's long term disability plan or the Federal Social Security Act. A Participant shall be considered disabled as of the date the Administrative Committee determines the Participant has satisfied the definition of disability. The Administrative Committee may require a Participant to submit medical evidence to substantiate his or her condition.
     1.17 "Discretionary Contributions" means contributions made by the Employer for the benefit of a Participant pursuant to Section 3.6.
     1.18 "Discretionary Contributions Account" means the separate subaccount of a Participant's Account to which Discretionary Contributions and any income or loss thereon are credited.
     1.19 "Effective Date" of this restatement means January 1, 1997.
     1.20 "Eligible Employee" means each Employee of the Employer who is allocated to the Separate Line of Business to which the Employer has been assigned, excluding:

          (a) Employees employed on a special basis as determined by the Administrative Committee;
          (b) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and their employee representatives (excluding any representative that is an organization more than half of whose members are owners, officers or executives of the Employer) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such collective bargaining agreement provides for participation in the Plan;
          (c) Nonresident aliens who receive no earned income (within the meaning of Code 911(b)) and the regulations thereunder) from the Employer which constitutes income from sources within the United States (within the meaning of Code 861(a)(3) and the regulations thereunder);
          (d)  Leased employees within the meaning of Code 414(n)(2) or 414(o);

          (e)  Temporary Employees of the Seagram/Tropicana LOB;
          (f) Hourly Employees employed in a classification designated by the Employer from time to time and approved by the Administrative Committee;
          (g) Employees of the Seagram/Tropicana LOB whose annual base salary or regular wages (excluding overtime, bonuses, commissions or other special or contingent payments) does not exceed $14,602 as of December 31, 1996 (increased on the last day of each Plan Year by 4%);
          (h)  Employees of the Universal/UNI LOB:

          (i) who are employed (A) as temporary recording studio employees of Duchess Music Corporation or (B) in the Tour Entertainment Costume shop, or
         (ii) whose employment is governed by an artist and repertoire contract in the music division, or
        (iii) who are members of a labor union, guild or other collective bargaining unit unless the Employees are salaried and are paid in whole or in part by the Universal/UNI LOB; or
         (iv)  whose employment is subject to a labor agreement;

          (i) Employees of the Spencer LOB who are classified as Highly Compensated Employees; and
          (j) Employees classified as independent contractors, or classified as employed by an independent contractor, by the Administrative Committee, and any Employees who are eligible to participate in one or more employee benefit plans of a third party with whom an Employer has contracted for the provision of the Employees' services. Notwithstanding anything in this Section to the contrary, each Tropicana Employee who (i) is a part-time employee and (ii) has previously satisfied the eligibility requirements of the Tropicana Employee Savings Trust Plan as of December 31, 1994 under the terms of that Plan as in effect on December 30, 1994 shall be an Eligible Employee under this Plan. In addition, an employee of the Universal/UNI LOB who was making pre-tax or after-tax contributions to the MCA INC. Employee Savings Plan as of December 31, 1996 shall be an Eligible Employee under this Plan.

     1.21 "Eligible Retirement Plan" means an individual retirement account described in Code 408(a), an individual retirement annuity described in Code 408(b), an annuity plan described in Code 403(a) or a qualified trust described in Code 401(a). However, with respect to a Participant's Surviving Spouse, an Eligible Retirement Plan shall be only an individual retirement account or individual retirement annuity.
     1.22 "Eligible Rollover Distribution" means any distribution under the Plan of all or any portion of a Participant's Account, other than:

          (a) A distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of the Participant (or the Participant's Surviving Spouse) or the joint lives (or joint life expectancies) of the Participant (or the Participant's Surviving Spouse) and the Participant's (or the Participant's Surviving Spouse's) designated beneficiary;
          (b)  A distribution for a specified period of ten years or more;
          (c)  A distribution required under Code 401(a)(9); or
          (d) The portion of any distribution in excess of the amount that would be includible in gross income were it not rolled over to an Eligible Retirement Plan (disregarding for this purpose, the exclusion from income applicable to net unrealized appreciation when employer securities are distributed).

     1.23 "Employee" means any individual who is employed by the Company or an Affiliate regardless of whether the individual is an Eligible Employee or a leased employee within the meaning of Code 414(n)(2) or 414(o) (excluding persons who are leased employees described in Code 414(n)(5)).
     1.24 "Employer" means the Company and any Affiliate which is a Participating Employer.
     1.25 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer under Section 1.36(a).
     1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
     1.27 "Excess Aggregate Contributions" means, with respect to any Plan Year, the aggregate amount of the sum of the After-tax Contributions contributed by a Highly Compensated Employee and Matching Contributions made on behalf of Highly Compensated Employees in excess of the limits set forth in Sections 14.7 or 14.12.
     1.28 "Excess Annual Additions" means Annual Additions, as defined in
Section 15.1(a), that exceed the Code 415 limitation on Annual Additions.
     1.29 "Excess Contributions" means, with respect to any Plan Year, the aggregate amount of Pre-tax Contributions paid to the Trustee for a Plan Year on behalf of Highly Compensated Employees in excess of the limits set forth in
Section 14.2 or 14.12.
     1.30 "Excess Deferrals" means, with respect to any Plan Year, the aggregate amount of Pre-tax Contributions contributed on behalf of Participants in excess of the Code Section 402(g) limitation set forth in Section 13.1.
     1.31 "Five-percent Owner" means with respect to a corporation, any person who owns (or is considered as owning within the meaning of Code 318) more than 5% of the outstanding stock of the corporation, or stock possessing more than 5% of the total voting power of the corporation.

     1.32 "Five Year Break in Service" means a Break in Service of 60 consecutive months. The defined term "Five Year Break in Service" is used solely for purposes of determining vesting.
     1.33 "Frozen Matching Contributions" means any Matching Contributions contributed or allocated in respect of any Plan Year prior to 1995.
     1.34 "Frozen Matching Contributions Account" means the separate subaccount of a Participant's Account to which Participant's Frozen Matching Contributions and any income or loss thereon are credited.
     1.35 "Highly Compensated Employee" means, for any Plan Year commencing on or after January 1, 1997, any employee of the Company or an Affiliate (whether or not eligible for membership in the Plan) who (i) was a Five-percent Owner for such Plan Year or the prior Plan Year, or (ii) for the preceding Plan Year received Compensation in excess of $80,000 (as adjusted from time to time for cost of living in accordance with Code 415(d)) and, if the Administrative Committee so elects, was among the highest 20 percent of employees for the preceding Plan Year when ranked by Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Administrative Committee may determine on a consistent basis pursuant to
Section 414(q) of the Code.

     Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or an Affiliate which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

     The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations. To the extent permitted by regulations, for each Plan Year, the Administrative Committee may elect to determine an individual's status as a Highly Compensated Employee under the simplified "snapshot method" described in Revenue Procedure 93-42.

     1.36 "Hour of Service" means, with respect to any applicable computation period,
          (a) each hour for which the Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliate;
          (b) each hour for which the Employee is paid or entitled to payment by the Company or an Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period;
          (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate, excluding any hour credited under clause (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made;
          (d) solely for purposes of determining whether an Employee has incurred a One Year Break in Service under Sections 1.45(a) and 1.82(c), each hour for which an Employee would normally be credited under paragraph
     (a) or (b) above during a period of parental leave but not more than 501 hours for any single continuous period. However, the number of hours credited to an Employee under this paragraph (d) during the computation period in which the parental leave began, when added to the hours credited to an employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the parental leave began is zero, the provisions of this paragraph (d) shall apply as though the parental leave began in the immediately following computation period. For this purpose, a parental leave means a period in which the Employee is absent from work immediately following his or her active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following such birth or placement; and
          (e) solely for purposes of determining whether an Employee has incurred a One Year Break in Service under Sections 1.45(a) and 1.82(c), each hour for which an Employee would normally be credited under paragraph
     (a) or (b) above, and not otherwise credited under paragraph (d) above, during a period of leave for the birth, adoption or placement of a child, to care for a spouse or an immediate family member with a serious illness or for the Employee's own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

     Hours of Service to be credited to an individual under paragraphs (b),
(c), (d) and (e) above will be calculated by the Administrative Committee by reference to the individual's most recent work schedule (or at the rate of eight hours per day in the event the Administrative Committee is unable to establish such schedule).
No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws.
     The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c), and the rules set forth in such Sections are hereby incorporated by reference.

     1.37 "Investment Committee" means the committee appointed in accordance with Section 10.4.
     1.38 "Investment Election" means the election by which a Participant directs the investment of his or her Account in accordance with Section 4.2.
     1.39 "Investment Funds" means the funds as described in Article IV into which Participants (or, as provided by the Plan, the Investment Committee) may direct the Trustee to place an Account or such other investment vehicles as the Investment Committee may, in its sole discretion, determine.
     1.40 "Matching Contributions" means any Employer contributions (or forfeitures allocated) to a Participant's Account on the basis of the amount of a Participant's Pre-tax Contributions, or with respect to any Participants who are Tropicana Employees or Universal/Spencer Employees, on the basis of After-tax Contributions.
     1.41 "Matching Contributions Account" means the separate subaccount of a Participant's Account to which Participant's Matching Contributions (other than QMACs and Frozen Matching Contributions) and any income or loss thereon are credited.
     1.42 "Non-highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.
     1.43 "Normal Retirement Age" means the earlier of (i) age 65, or (ii) for Participants who are also participants in the Pension Plan for the Employees of Joseph E. Seagram & Sons, Inc. and Subsidiaries, the earliest date that a participant could retire under such plan and receive an early or normal retirement benefit.

     1.44 "Nonelective Contributions" means a contribution made by the Employer to the Plan that is not a Pre-tax Contribution or a Matching Contribution.
     1.45 "One Year Break in Service" means
          (a) With respect to determining an Employee's Years of Eligibility Service, a Plan Year after the Plan Year in which the Employee first becomes employed during which he or she does not complete more than 500 Hours of Service; and
          (b) With respect to determining an Employee's Years of Vesting Service, a Break in Service of 12 consecutive months.

     1.46 "Participant" means an individual who has commenced participation as determined under Section 2.1 or who has received an allocation of Discretionary Contributions under Section 3.6, but not terminated participation as determined under Section 2.1(e).
     1.47 "Participating Employer" means any Affiliate (a) which at any time has, with the approval of the Administrative Committee, filed with the Administrative Committee a certified copy of a resolution of its board of directors adopting the Plan, and (b) some or all of the Employees or former Employees of which are Participants in the Plan.
     1.48 "Period of Service" means the period commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the next Service Cutoff Date. Periods of Service shall include years and completed months. A Participant's Period of Service shall include any Period of Severance that is less than 12 consecutive months. In addition, any periods of employment recognized under this Plan, the Universal Plan, the Uni Plan or the Spencer Plan on behalf of any Employee shall be recognized under all such plans for purposes of determining an Employee's Years of Vesting Service to the extent such service is not otherwise recognized under the terms of the Plan and provided further such service would have been recognized had it been rendered as an Employee of an Employer. The defined term "Period of Service" is used solely for purposes of determining vesting.
     1.49 "Period of Severance" means the period of time commencing on an Employee's Service Cutoff Date and ending on the date an Employee again performs an Hour of Service with the Employer under Section 1.36(a). The defined term "Period of Severance" is used solely for purposes of determining vesting.
     1.50 "Plan" means the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (or such other plan as specified in the Introduction with respect to a Separate Plan).
     1.51 "Plan Year" means the calendar year.
     1.52 "Pre-tax Contributions" means contributions made by an Employer on behalf of a Participant in accordance with his or her Contribution Election pursuant to Section 3.2 or 3.4.
     1.53 "Pre-tax Contributions Account" means the separate subaccount of a Participant's Account to which Pre-tax Contributions and any income or loss thereon are credited.
     1.54 "Principal Residence Loan" means a loan which is made to a Participant by the Plan, in accordance with Section 7.5, to acquire or construct any dwelling unit which, within a reasonable time will be used (such use to be determined at the time the loan is made) as the principal residence of the Participant.
     1.55 "QMACs" means Matching Contributions (a) in which a Participant is 100% vested, as of the date they are allocated; (b) which may not be distributed to a Participant except on account of a Participant's Retirement, death, Disability or Separation from Service; and (c) which the Employer chooses to treat as Pre-tax Contributions in accordance with Section 14.6.
     1.56 "QMACs Account" means the separate subaccount of a Participant's Account to which Participant's QMACs and any income or loss thereon are credited.
     1.57 "QNECs" means Nonelective Contributions (other than Discretionary Contributions and Matching Contributions) (a) in which a Participant is 100% vested, as of the date they are allocated, (b) which may not be distributed to a Participant except on account of Participant's Retirement, death, Disability or Separation from Service; and (c) which the Employer chooses to treat either as Pre-tax Contributions or Matching Contributions in accordance with
Section 14.6.
     1.58 "QNECs Account" means the separate subaccount of a Participant's Account to which Participant's QNECs and any income or loss thereon are credited.
     1.59 "Reemployment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Employer following a Period of Severance.
     1.60 "Retirement" means Separation from Service after attainment of age 60, or when eligible to commence the receipt of benefits under any defined benefit pension plan sponsored by an Employer (other than a lump sum distribution which the plan administrator of such plan can distribute to the Participant without the Participant's consent) or, solely in the case of a Tropicana Employee, when such Employee would be eligible to commence receipt of benefits under the Pension Plan for the Employees of Joseph E. Seagram & Sons, Inc. and Subsidiaries, if the Employee's service as a Tropicana Employee had been rendered as a Seagram Employee.
     1.61 "Retirement Savings Action Line" means the interactive telephone system established by the Employer that permits Participants to manage their Account, including, but not limited to, the ability to change their Contribution Elections, (in accordance with Section 3.1(c)) and Investment Elections (in accordance with Section 4.2), to apply for a loan in accordance with Article VII, and, effective January 1, 1995, to (a) commence participation in the Plan, in accordance with Section 2.1; (b) apply for an in-service withdrawal in accordance with Article VI; and (c) request a distribution, in accordance with Article VIII.
     1.62 "Rollover Contributions" means a contribution made in accordance with
Section 3.7, by an Eligible Employee or a Participant to the Plan which consists of a cash distribution from a qualified plan under Code 401(a) or a qualified annuity under Code Section 403(a) and is an "eligible rollover distribution" as defined in Code 402(c)(4) or prior to January 1, 1993, an amount which may be rolled over in accordance with Section 402(a)(5) of the Code, as in effect prior to the Unemployment Compensation Amendments of 1992. For purposes of this Section, amounts may not be rolled over from individual retirement account ("IRA") if the IRA contains any funds derived from sources other than a rollover from a qualified plan under Code 401(a).
     1.63 "Rollover Contributions Account" means the separate subaccount of a Participant's Account or an Account established on behalf of an Eligible Employee to which Rollover Contributions and any income or loss thereon are credited.
     1.64 "Salary" means:
          (a) Seagram Employees. With respect to any Seagram Employee, such Employee's base salary by the Employer in any year, determined prior to any reduction pursuant to Section 3.1 or pursuant to a cafeteria plan under Code Section 125, and including holiday pay, disability pay (other than long-term disability payments), funeral pay, jury duty pay, military leave pay, salary adjustment pay (provided that lump sum merit increases will only be included through January 31, 1998), shift differentials, retro pay, sick leave pay, vacation pay, personal pay, parental pay, but excluding overtime (including supervisor's overtime), commissions (including route commissions), grievance pay, incentive awards, MIP awards, performance bonuses, PFP awards, start-up pay, workers' compensation accruals, on call pay, lead pay, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, non-cash remuneration, remuneration paid in currency other than U.S. dollars, severance or separation pay (whether paid before or after a Participant's Separation from Service), amounts paid under any long-term incentive plan, tax protection payments or foreign service over base allowances or premiums, retirement bonuses, contributions (except for Pre-tax Contributions) to and benefits and distributions under the Plan or under any employee benefit plan or any plan or program of deferred compensation, including without limitation any pension, profit sharing, stock bonus, employee stock ownership, stock option or incentive program, or dividends paid on any common stock of the Employer included within or issued under any such plan or program, and stock options or income or gains from the exercise thereof.
     (b) Tropicana Employees. With respect to any Tropicana Employee, such Employee's base salary by the Employer in any year, determined prior to any reduction pursuant to Section 3.1 or pursuant to a cafeteria plan under Code Section 125, and including overtime, commissions, shift differentials, holiday pay, disability pay (other than long-term disability payments), grievance pay, funeral pay, jury duty pay, military leave pay, salary adjustment pay, retro pay, incentive awards, MIP awards, performance bonuses, PFP awards, start-up pay, route commissions, supervisor's overtime, on call pay, sick leave pay, vacation pay, personal pay, birthday pay, lead pay, parental pay, but excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, non-cash remuneration, workers' compensation accruals, remuneration paid in currency other than U.S. dollars, severance or separation pay (whether paid before or after a Participant's Separation from Service), amounts paid under any long-term incentive plan, tax protection payments or foreign service over base allowances or premiums, retirement bonuses, contributions (except for Pre-tax Contributions) to and benefits and distributions under the Plan or under any employee benefit plan or any plan or program of deferred compensation, including without limitation any pension, profit sharing, stock bonus, employee stock ownership, stock option or incentive program, or dividends paid on any common stock of the Employer included within or issued under any such plan or program, and stock options or income or gains from the exercise thereof.
          (c) Universal/Spencer Employees. With respect to any Universal/Spencer Employee, such Employee's base salary by the Employer in any year, determined prior to any reduction pursuant to Section 3.1 or pursuant to a cafeteria plan under Code Section 125, and including overtime, commissions, shift differentials, holiday pay, grievance pay, funeral pay, jury duty pay, military leave pay, salary adjustment pay, retro pay, performance bonuses, route commissions, supervisor's overtime, sick leave pay, incentive awards, MIP awards, vacation pay, personal pay, birthday pay, lead pay, parental pay, but excluding disability pay, start-up pay, workers' compensation accruals, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, non-cash remuneration, remuneration paid in currency other than U.S. dollars, severance or separation pay (whether paid before or after a Participant's Separation from Service), amounts paid under any long-term incentive plan, tax protection payments or foreign service over base allowances or premiums, retirement bonuses, contributions (except for Pre-tax Contributions) to and benefits and distributions under the Plan or under any employee benefit plan or any plan or program of deferred compensation, including without limitation any pension, profit sharing, stock bonus, employee stock ownership, stock option or incentive program, or dividends paid on any common stock of the Employer included within or issued under any such plan or program, and stock options or income or gains from the exercise thereof.
          (d) A Participant's Salary on which contributions are based for a Plan Year shall not exceed the amount specified in Code 401(a)(17), as it is adjusted from time to time for cost of living in accordance with Code 415(d).

     1.65 "Seagram" means Joseph E. Seagram & Sons, Inc. and any successor thereto.
     1.66 "Seagram Employee" means any Employee of the Seagram/Tropicana LOB other than a Tropicana Employee.
     1.67 "Seagram Stock Fund" means the investment option offered under the Plan which is invested primarily in Common Shares.
     1.68 "Seagram/Tropicana LOB" means the business units comprising the Seagram/Tropicana separate line of business as determined by Seagram in accordance with Code 414(r). For purposes of the Plan, an Employee shall be deemed an Employee of the Seagram/Tropicana LOB if the Employee is allocated to that line of business in accordance with Code 414(r) and the regulations issued thereunder.
     1.69 "Separation from Service" means the termination of the Employee's relationship with the Employer.
     1.70 "Service Cutoff Date" means the earliest of: (a) the Employee's Separation from Service date; (b) the last day of the 24 month period following the date the Employee is first absent from employment on account of layoff or a leave of absence taken on account of the Employee's pregnancy, the birth of Employee's child, the placement of a child with the Employee in connection with adoption proceedings, or for purposes of caring for such child for the period immediately following such birth or placement; and (c) the date that an Employee fails to return from a family or medical leave under the Family and Medical Leave Act of 1993. The defined term "Service Cutoff Date" is used solely for purposes of determining vesting.
     1.71 "Separate Lines of Business" means the Seagram/Tropicana LOB, the Universal/UNI LOB, or the Spencer LOB, singly or collectively, as the context so requires.
     1.72 "Service Entry Employee" means:
          (a)  an Employee of the Spencer LOB, or
          (b)  an Employee of the Universal/UNI LOB who is also
          (i)  a non-salaried employee of Hilltop Services, Inc.,
         (ii) an employee assigned to the temporary clerical services pool (excluding those employed by Universal City Studios Tour),
        (iii) an employee classified as a seasonal or temporary employee of the Universal City Studios Tour,
         (iv) an employee of the Memphis or Reno locations of UNI Resources, Inc. and UNI Distribution Corp., or
          (v) an employee classified as an intern under the personnel practices of the Universal/UNI LOB.

     1.73 "Spencer LOB" means the business units comprising the Spencer separate line of business as determined by Seagram in accordance with Code 414(r). For purposes of the Plan, an Employee shall be deemed an Employee of the Spencer LOB if the Employee is allocated to that line of business in accordance with Code 414(r) and the regulations issued thereunder.
     1.74 "Spouse" means the person to whom an Employee is lawfully married.
     1.75 "Surviving Spouse" means the Spouse of a Participant on the date of the Participant's death.
     1.76 "Tropicana Employee" means any Employee of the Seagram/Tropicana LOB employed by (a) Tropicana Products, Inc., any subsidiary of Tropicana Products, Inc., or the Tropicana Products Sales Division of either Seagram or Distillers Products Sales Corporation, and (b) each other Employee of an Employer designated by the Administrative Committee as a "Tropicana Employee".
     1.77 "Trust" means the trust fund or funds which holds the assets of the Plan and are established by the Trust Agreement.
     1.78 "Trust Agreement" means the trust agreement or agreements entered into between Seagram and the Trustee from time to time that provides for the holding of Plan assets.
     1.79 "Trustee" means the person or persons appointed in accordance with
Section 9.1.
     1.80 "Universal/Spencer Employee" means an Employee of the Universal/UNI LOB or Spencer LOB.
     1.81 "Universal/UNI LOB" means the business units comprising the Universal/UCS/UNI separate line of business as determined by Seagram in accordance with Code 414(r). For purposes of the Plan, an Employee shall be deemed an Employee of the Universal/UNI LOB if the Employee is allocated to that line of business in accordance with Code 414(r) and the regulations issued thereunder.
     1.82 "Year of Eligibility Service" means, with respect to a Service Entry Employee, the 12-month period of employment with the Company or any Affiliate, whether or not as an Eligible Employee, beginning on the date he or she first completes an Hour of Service upon hire or rehire following a One Year Break in Service, or any Plan Year beginning after that date, in which he or she first completes at least 1,000 Hours of Service; provided, however, that:

          (a) a Service Entry Employee shall also be credited with one Year of Eligibility Service if the Employee completes 1,000 Hours of Service during his "employment year" which includes January 1, 1997. The term "employment year" means the 12 consecutive month period beginning on the date an Employee first completes an Hour of Service and on each anniversary of that date;
          (b) if an Employee is absent from the service the Company or any Affiliate because of service in the uniformed services of the United States and he or she returns to service with the Company or an Affiliate having applied to return while his or her reemployment rights were protected by law, the absence shall be included in his or her Eligibility Service; and
          (c) if an Employee's employment terminates and he or she is subsequently reemployed after he has incurred a One Year Break in Service, his or her Years of Eligibility Service earned prior to his or her reemployment shall be disregarded upon his or her reemployment if:

          (i) he or she was not partially or fully vested under the provisions of Section 5.2 upon his or her prior termination; and
         (ii) the number of his or her consecutive One Year Breaks in Service equals or exceeds five.

     1.83 "Year of Vesting Service" means a twelve consecutive month Period of Service. The defined term "Year of Vesting Service" is used solely for purposes of determining vesting.

                           ARTICLE II - PARTICIPATION

     2.1  Commencing Participation

          (a)  Entry Date. Subject to the provisions of paragraph (f) below:

          (i) An Employee, other than a Service Entry Employee, may become a Participant as soon as administratively practicable following the later of
     (A) the date such Employee performs one Hour of Service under Section 1.36(a), or (B) the date such Employee becomes an Eligible Employee.
         (ii) An Employee who is a Service Entry Employee may become a Participant as soon as administratively practicable following the later of
     (A) the date the Employee completes one Year of Eligibility Service, or
     (B) the date the Employee becomes an Eligible Employee.

          (b) Eligible Employees Who Make Rollover Contributions. An Eligible Employee who makes a Rollover Contribution but who does not otherwise elect to participate in the Plan or who is not otherwise eligible to participate under Section 2.1(a)(ii) in the case of a Service Entry Employee, shall be considered a Participant in the Plan for all purposes except that such Participant shall not be entitled to (i) have Matching Contributions made on his or her behalf, (ii) have any forfeitures allocated to his or her Account, and (iii) in the case of a Service Entry Employee who has not completed one Year of Eligibility Service, elect to make Pre-tax Contributions or After-tax Contributions or have Discretionary Contributions made on his or her behalf under the Plan.
          (c) Cessation of Eligible Employee Status. A Participant who ceases to be an Eligible Employee (regardless of whether he or she also Separates from Service) shall not be permitted to make any After-tax Contributions to the Plan or to have any Pre-tax Contributions or Matching Contributions made to the Plan on his or her behalf.
          (d) Resumption of Eligible Employee Status. If a Participant or an Eligible Employee who had met the applicable eligibility requirements under Section 2.1 but who elected not to participate, ceases to be an Eligible Employee and again resumes Eligible Employee status, such Participant or Eligible Employee, as the case may be, may resume or commence making After-tax Contributions and having Pre-tax Contributions and Matching Contributions made on his or her behalf by contacting the Retirement Savings Action Line (or, if unable to use the Retirement Savings Action Line, delivering the Administrative Committee a Contribution Election and Investment Election, in writing, on a form prescribed by the Administrative Committee for such purpose). If any other person is reemployed as an Eligible Employee, he or she shall become a Participant in accordance with the provisions of Section 2.1.
          (e) Termination of Participation. A Participant shall cease to be a Participant in the Plan upon the earlier of:

          (i) The payment to him or her of all vested benefits due to him or her under the Plan;
         (ii) His or her Separation from Service with no vested benefits under the Plan; or
        (iii)  His or her death.

          (f) Special Plan Provisions Applicable to Universal/Spencer Employees. Notwithstanding any other provision of the Plan to the contrary, due to the changes in Trustee and investment options effective as of January 1, 1997, investment rate changes, investment transfer changes, withdrawals, loans and distributions with respect to Universal/Spencer Employees shall be suspended during the period January 1, 1997 through February 17, 1997. Any payments which would have been made during that period but for the provisions of this paragraph shall be made as soon as practicable following February 17, 1997. In addition, an Universal/Spencer Employee who was not a contributing member of this Plan as of December 31, 1996 shall not be deemed an Eligible Employee until February 18, 1997 unless his initial enrollment date under this Plan was January 1, 1997. A Universal/Spencer Employee's Contribution Election on file as of December 22, 1996 shall continue in effect for the period January 1, 1997 to February 17, 1997 and may not be changed or revoked during that period.


                  ARTICLE III - CONTRIBUTIONS AND ALLOCATIONS

     3.1  Contribution Elections.

          (a) Each Participant who wishes to make a Contribution Election shall contact the Retirement Savings Action Line and specify, in the case of Pre-tax Contributions, the percentage of Salary to be reduced, and/or in the case of After-tax Contributions, the percentage of Salary to be contributed to the Plan.
          (b) A Participant's Contribution Election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's Contribution Election; provided, however, that no Contribution Election shall be effective prior to the date the Employee becomes a Participant (or in the case of a Participant who ceases to be an Eligible Employee and then again becomes an Eligible Employee, the first date such Employee again becomes an Eligible Employee). A Participant may only make a Contribution Election with respect to Salary that becomes currently available after the date of such Contribution Election.
          (c) A Participant may amend (to either increase or decrease the percentage of his or her annual Salary reduced or contributed to the Plan) or revoke his or her Contribution Election on a prospective basis by contacting the Retirement Savings Action Line. Changes in a Participant's Contribution Election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's revised Contribution Election.
          (d) A Participant's Contribution Election shall automatically apply to any increases or decreases in the Participant's Salary.
          (e) Notwithstanding anything in this Section 3.1 to the contrary, in the event that a Participant is unable to use the Retirement Savings Action Line to make or change a Contribution Election, the Administrative Committee shall permit the Participant to make or change such election in writing on a form prescribed by the Administrative Committee for such purpose.

     3.2  Pre-tax Contributions

          (a) Highly Compensated Employees. Subject to the limitations of Articles XIII, XIV and XV, each Participant who is both an Eligible Employee and a Highly Compensated Employee may elect to reduce his or her Salary by at least 1% and not more than 10% (in whole percentages) and have that amount contributed to the Plan by the Company as Pre-tax Contributions.

          (b)  Non-highly Compensated Employees.
     (i)  Seagram and Tropicana Employees.
     Subject to the limitations of Articles XIII and XV, each Participant who is an Eligible Employee, a Seagram or Tropicana Employee, and a Non-highly Compensated Employee may elect to reduce his or her Salary by at least 1% and not more than 17% (in whole percentages) and have that amount contributed to the Plan by the Company as Pre-tax Contributions.

     (ii) Universal/Spencer Employees.
     Subject to the limitations of Article XIII and XV, each Participant who is an Eligible Employee, a Universal/Spencer Employee and a Non-highly Compensated Employee may elect to reduce his or her Salary by at least 1% and not more than 14% (in whole percentages) and have that amount contributed to the Plan by the Company as Pre-tax Contributions.

          (c)  Maximum Pre-tax Contributions.

     (i)  Seagram and Tropicana Employees.
     In no event may the aggregate percentage of Salary reduced by a Seagram or Tropicana Employee pursuant to this Section when added to the percentage of Salary contributed by such Employee pursuant to Section 3.3 exceed 17% of Salary.

     (ii) Universal/Spencer Employees.
     In no event may the aggregate percentage of Salary reduced pursuant to this Section by a Universal/Spencer Employee who is a Highly Compensated Employee when added to the percentage of Salary contributed by such Employee pursuant to Section 3.3 exceed 10% of Salary. Further, in no event may the aggregate percentage of Salary reduced pursuant to this Section by a Universal/Spencer Employee who is a Non-highly Compensated Employee when added to the percentage of Salary contributed by such Employee pursuant to Section
3.3 exceed 14% of Salary.

     3.3  After-tax Contributions
          (a)  Contribution Percentage.

     (i)  Seagram and Tropicana Employees.
     Subject to the limitations of Articles XIII, XIV and XV, each Participant who is an Eligible Employee and a Seagram or Tropicana Employee may elect to contribute from 1% to 17% (in whole percentages) of his or her Salary; provided, however, that in no event may the aggregate percentage of Salary contributed pursuant to this Section when added to the percentage of Salary reduced pursuant to Section 3.2 exceed 17% of Salary.

     (ii) Universal/Spencer Employees.
     Subject to the limitations of Articles XIII, XIV and XV, each Participant who is an Eligible Employee, a Universal/Spencer Employee and a Highly-Compensated Employee, may elect to contribute from 1% to 10% (in whole percentages) of his or her Salary, provided, however, that in no event may the aggregate percentage of Salary contributed pursuant to this Section when added to the percentage of Salary reduced pursuant to Section 3.2 exceed 10% of Salary.

     Further, subject to the limitations of Articles XIII and XV, each Participant who is an Eligible Employee, a Universal/Spencer Employee and a Non-highly Compensated Employee may elect to contribute from 1% to 14% (in whole percentages) of his or her Salary, provided, however, that in no event may the aggregate percentage of Salary contributed pursuant to this Section when added to the percentage of Salary reduced pursuant to Section 3.2 exceed 14% of Salary.

          (b) Method of Contribution. After-tax Contributions may only be contributed by payroll deduction.

     3.4  Floating Rate Contribution Election.
     In lieu of electing specific reduction and contribution percentages pursuant to Sections 3.2 and 3.3, a Participant may make a "floating rate" election. A Participant who makes a floating rate contribution election shall designate the aggregate percentage of Salary to be reduced and/or contributed to the Plan. The percentage shall be first applied so that the Participant will defer as a Pre-tax Contribution, the maximum amount of Salary permitted to be reduced under Section 3.2 (but not in excess of the percentage selected by the Participant). Thereafter, the percentage shall be applied so that the Participant will contribute, as an After-tax Contribution, the maximum amount of Salary permitted to be contributed under Section 3.3 (but not in excess of the percentage selected by the Participant).

     3.5  Matching Contributions
          (a) Seagram Employees. Subject to Articles XIV and XV, for each Plan Year the Company shall make Matching Contributions to the Matching Contributions Accounts of Participants who are Seagram Employees equal to 25% of the first 6% of Participants' Pre-tax Contributions, but in no event more than $1,125. For purposes of applying the $1,125 annual maximum limitation for a Plan Year, if a Participant receives an allocation of employer matching contributions under the Universal Plan, UNI Plan, or Spencer Plan for the Plan Year in which he becomes a Participant in this Plan, those employer matching contributions contributed prior to the date he becomes a Participant will be counted in applying the $1,125 annual contribution limit for the Plan Year.
          (b) Tropicana Employees. Subject to Articles XIV and XV, for each Plan Year the Company shall make Matching Contributions to the Matching Contributions Accounts of Participants who are Tropicana Employees equal to 50% of the first 6% of Participants' Pre-tax Contributions and After-tax Contributions.
          (c) Universal/Spencer Employees. Subject to Articles XIV and XV, for each Plan Year the Company shall make Matching Contributions to the Matching Contributions Accounts of Participants who are Universal/Spencer Employees equal to 40% of the first 5% of Participants' Pre-tax Contributions and After-tax Contributions.
          (d) Notwithstanding anything in this Section 3.5 to the contrary, no Matching Contributions shall be made with respect to Pre-tax Contributions which are Excess Deferrals or Excess Contributions or, for Tropicana Employees or Universal/Spencer Employees, with respect to After-tax Contributions which are Excess Aggregate Contributions. For this purpose Excess Deferrals and Excess Contributions relate first to Pre-tax Contributions and After-tax Contributions for the Plan Year not otherwise eligible for a Matching Contribution.

     3.6  Discretionary Contributions.
     For each Plan Year, each Separate Line of Business, in its complete discretion, may make a "profit-sharing contribution" to the Plan on behalf of each Eligible Employee who has met the applicable eligibility requirements of
Section 2.1 and who is an Employee of the applicable Separate Line of Business on the last day of the Plan Year. The portion of the profit sharing contribution to be allocated shall be determined by multiplying the amount of such contribution by a fraction the numerator of which is such Eligible Employee's Compensation from the applicable Separate Line of Business in such Plan Year and the denominator of which is the Compensation of all Employees of the applicable Separate Line of Business eligible to receive a Discretionary Contribution with respect to such Plan Year. All profit sharing contributions made by a Separate Line of Business shall be paid to the Trustee no later than the last day prescribed by law for the filing of the Employer's federal income tax return (including extensions thereof) for the taxable year which includes the last day of the Plan Year with respect to which the contribution was made.

     3.7  Rollover Contributions.
     A Participant or an Eligible Employee may request that the Plan accept a Rollover Contribution by filing the form prescribed by the Administrative Committee for such purpose. The Administrative Committee may, in its discretion, accept such Rollover Contribution provided the contribution is an "eligible rollover distribution" as defined in Code Section 402(c)(4). Rollover Contributions and any earnings and losses thereon shall be credited to a Rollover Contributions Account.

     3.8  QNECs.
     For each Plan Year, the Administrative Committee may, in its sole discretion, direct a Separate Line of Business to contribute QNECs for the benefit of all Participants who are Employees of such Separate Line of Business entitled to receive an allocation of contributions, other than Highly Compensated Employees. At the election of the Investment Committee, QNECs may be treated as Pre-tax Contributions for the purposes of applying the actual deferral percentage test of Section 14.2, or determining the multiple use limitation of Section 14.12, or as Matching Contributions for purposes of the Actual Contribution Percentage test of Section 14.7, or the multiple use limitation of Section 14.12 in accordance with Section 14.6.

     3.9  QMACs.
     For each Plan Year, the Administrative Committee may, in its sole discretion, direct a Separate Line of Business to contribute QMACs for the benefit of all Participants who are Employees of the Separate Line of Business, who are entitled to receive an allocation of contributions and are Non-highly Compensated Employees. At the election of the Investment Committee, QMACs may be treated as Pre-tax Contributions for the purposes of applying the actual deferral percentage test of Section 14.2 or determining the multiple use limitation of Section 14.12 in accordance with Section 14.6.

     3.10 Military Leave
     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code 414(u).

     3.11 Maximum Annual Contribution Limit Applicable to Universal/Spencer Employees who are Highly Compensated Employees
Notwithstanding the foregoing provisions of this Article III, in no event may the annual contributions contributed by or on behalf of an Universal/Spencer Employee who is a Highly Compensated Employee under this Plan for a Plan Year exceed the maximum amount permissible under Code Section 415(c) for that year reduced by any contributions to be made on the Participant's behalf under the Universal Studios, Inc. Profit Sharing Trust and the Spencer Gifts Profit Sharing Plan, and any amounts accrued on the Participant's behalf (other than hypothetical earnings) under the Universal Studios, Inc. Supplemental Executive

Retirement Plan (the "offset plans") for that Plan Year. For purposes of this
Section 3.11, the amount of contributions to be made or the amounts which will accrue, as the case may be, under the offset plans for a Plan Year on behalf of a Universal/Spencer Employee shall be approximated by the Administrative Committee as of the first day of the Plan Year, or as soon as administratively practicable thereafter, assuming the Participant will remain in service and receive compensation for the entire Plan Year. The Administrative Committee may implement rules limiting the contributions which may be made by or on behalf of some or all Universal/Spencer Employees who are Highly Compensated Employees so that this limitation is satisfied.

     3.12 Contributions Subject to Deductibility.
     The Employer's obligation to make any contributions under this Plan is expressly conditioned on its ability to deduct such contributions under Code 404.

     3.13 Allocation of Contributions.
          (a) Pre-tax Contributions, Matching Contributions, and After-tax Contributions shall be allocated to Participants' Pre-tax Contributions Account, Matching Contributions Account, and After-tax Contributions Account, respectively, on or as soon as practicable after each pay day.
          (b) Discretionary Contributions, QNECs, and QMACs shall be allocated to Participants' Discretionary Contributions Account, QNECs Account, and QMACs Account, respectively, no later than the last day prescribed by law for the filing of the Employer's federal income tax return (including extensions thereof) for the taxable year which includes the last day of the Plan Year.
          (c) Rollover Contributions shall be allocated to the Participant's Rollover Contributions Account as soon as practicable after the date such Rollover Contribution is made.
          (d) The Employer may pay its contribution for each Plan Year in one or more installments without interest.
          (e) Subject to the consent of the Trustee, the Employer may make its contribution in property other than cash, provided the contribution of property is not a non-exempt prohibited transaction under the Code or under ERISA.

     3.14 Valuation; Earnings and Losses.
     Participants' Accounts shall be valued, and earnings and losses allocated, daily except that loans, in-service withdrawals, distributions, and certain repayments shall not be valued until processed.

     3.15 Return of Contributions.
     Upon written demand by the Employer, the Trustee shall return any Pre-tax Contributions, Matching Contributions, Discretionary Contributions, QNECs and QMACs contributed by the Employer to this Plan under the following circumstances:

          (a) If a contribution was made due to a mistake of fact, the contribution may be returned, adjusted for losses but not earnings, within one year after it was contributed.
          (b)  If a contribution is determined not to be deductible under
     Section 404 of the Code, the portion of the contribution that was disallowed may be returned to the Employer, adjusted for losses but not earnings, within one year after the disallowance (except that such contribution shall be adjusted for neither losses nor earnings and shall only be returned within one year after the disallowance if the contribution was made by Tropicana Products, Inc. or any participating employer in the Tropicana Employee Savings Trust prior to January 1,
     1995).
          (c) If Pre-tax Contributions are returned to the Company in accordance with this Section 3.15, Participants' Contribution Elections with respect to such returned contributions shall be void retroactively to the beginning of the period for which such contributions were made. The Pre-tax Contributions so returned shall be distributed in cash to those Participants for whom such contributions were made.
          (d) The Trustee may require the Employer to furnish whatever evidence the Trustee deems necessary to enable the Trustee to confirm that the amount the Employer has requested be returned is properly returnable.


                            ARTICLE IV - INVESTMENTS

     4.1  Participant Investment Provisions
          (a) Each Participant shall, in accordance with the procedures set forth in Section 4.2, have the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's Account among the Investment Funds.
          (b) In the event the Participant does not direct the Trustee regarding the investment or re-investment of the Participant's Account, the Trustee shall invest any new contributions made to the Participant's Account in accordance with the Participant's most recently submitted Investment Election; provided, however, that if it is not possible to continue to invest in accordance with the Participant's Investment Election (for example, because the Investment Committee has ceased to offer the investment), the Investment Committee shall determine the manner in which the Participant's Account shall be invested.

     4.2  Investment Elections.
          (a) Investment Elections shall specify, in multiples of 5%, how the Participant's Account and contributions should be invested in the available Investment Funds. Notwithstanding the preceding sentence, an Eligible Employee's or Participant's initial Investment Election with respect to a Rollover Contribution (i) shall be denominated in dollar amounts (rather than percentages), and (ii) shall separately specify how such Rollover Contributions should be invested in the available Investment Funds. A Participant's Investment Election shall be effective as soon as administratively practicable following the date the Plan receives the Participant's Investment Election.
          (b) Participants may make or change their Investment Elections by contacting the Retirement Savings Action Line. A Participant's change in Investment Election shall be effective with respect to new contributions only, unless the Participant also makes a new Investment Election with respect to amounts in his or her existing Account. Changes in a Participant's Investment Election shall be effective as soon as administratively practicable after the date the Plan receives the Participant's revised Investment Election.
          (c) Notwithstanding anything in this Section 4.2 to the contrary, in the event that a Participant is unable to use the Retirement Savings Action Line to make or change a Investment Election, the Administrative Committee shall permit the Participant to make or change such election in writing on a form prescribed by the Administrative Committee for such purpose.

          (d) Each Participant is solely responsible for his or her selection of Investment Funds. None of the Trustee, the Administrative Committee, the Investment Committee, Seagram, the Employer or any of the officers or supervisors of the Company are empowered or authorized to advise a Participant regarding the Participant's Investment Election. The fact that the Investment Committee selects the Investment Funds offered under this Plan shall not be construed as a recommendation that Participants invest in such Investment Fund.

     4.3  Investment Funds.
          (a) The Investment Committee shall select Investment Funds from time to time in accordance with the investment policies and objectives established by Seagram. Subject to such policies and objectives, the Investment Committee shall have the right to cease offering any Investment Fund or to add any Investment Fund at any time.
          (b) Pending allocation to the Investment Funds, contributions to the Plan may be held uninvested or may, on an interim basis, be invested, in whole or in part, in cash or cash equivalents. Dividends, interest, and other distributions received on the assets held by the Trustee in respect of any Investment Fund shall be reinvested in the respective fund.

     4.4  Investment of Loan Repayments and Restoration of Forfeitures.
     Any loan repayments and repayments in connection with forfeiture restorations in accordance with Section 5.6, shall be invested in the Investment Funds that have been selected by the Participant for new contributions as in effect on the date such repayments or contributions are received.

     4.5  Special Investment Restrictions For Officers & Directors.
     Any Participant who is an officer or director of The Seagram Company Ltd. as defined for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, is prohibited from directing investment of contributions or existing Account balances into the Seagram Stock Fund.


                               ARTICLE V - VESTING

     5.1 Pre-tax Contributions, After-tax Contributions, and Rollover Contributions.
     A Participant shall be at all times 100% vested in amounts credited to his or her Pre-tax Contributions Account, After-tax Contributions Account, Rollover Contributions Account, QNECs Account and QMACs Account.

     5.2  Matching Contributions and Discretionary Contributions.
          (a) General Vesting Schedule. Amounts credited to a Participant's Matching Contributions Account (excluding amounts vested pursuant to paragraph (c) below) and Discretionary Contributions Account shall become vested in accordance with the following schedule:

          Years of Vesting Service       Vested Percentage
          Less than 1                               0%
          At least 1, but less than 2              20%
          At least 2, but less than 3              40%
          At least 3, but less than 4              60%
          At least 4, but less than 5              80%
          5 or more                               100%

          (b)  Frozen Matching Contributions Vesting Schedule.

          (i) Seagram Employees. Amounts credited to the Frozen Matching Contributions Account of any Participant who is a Seagram Employee on December 31, 1994 shall become 100% vested on such date.
         (ii) Tropicana Employees. Amounts credited to the Frozen Matching Contributions Account of any Participant who is a Tropicana Employee on December 31, 1994 shall become vested in accordance with the following schedule:

          Years of Vesting Service       Vested Percentage
          Less than 1                               0%
          At least 1, but less than 3              40%
          At least 3, but less than 4              60%
          At least 4, but less than 5              80%
          5 or more                               100%

          (c) Universal/Spencer Vesting Provision. A Participant who is an Universal/Spencer Employee shall be 100% vested in that portion of his or her Matching Contributions Account standing to his credit in his company contribution account on December 31, 1990 under the Plan.
          (d) Special Vesting Provision for Certain Tropicana Employees. A Participant who was initially employed as a Tropicana Employee during 1993 or 1994 shall have amounts credited to his or her Matching Contributions Account vested in accordance with the following schedule:

     Years of Vesting Service            Vested Percentage

     Less than 1                                    0%
     At least 1, but less than 3                   40%
     At least 3, but less than 4                   60%
     At least 4, but less than 5                   80%
     5 or more                                    100%

     Notwithstanding anything in this Section 5.2 to the contrary, a Participant shall be 100% vested in his or her Matching Contributions Account, Discretionary Contributions Account, and Frozen Matching Contributions Account upon the Participant's death, Disability, or attainment of age 60 while the Participant is an Employee.

     5.3  Vesting Upon Reemployment After a Break in Service.
          (a) If an Employee Separates from Service and again becomes an Employee, his or her Years of Vesting Service rendered prior to his or her Separation from Service shall be restored to him or her upon his or her reemployment as an Employee for purposes of determining his or her vested percentage in the amount credited to his or her Matching Contributions Account and Discretionary Contributions Account subsequent to his or her return.
          (b) A former Participant who (i) Separated from Service prior to the date he or she was 100% vested, (ii) again becomes an Employee, and (iii) restores his or her Account in accordance with Section 5.6, shall have his or her prior Years of Vesting Service taken into account for purposes of vesting in his or her Account balance so restored as described below:

          (i) General Rule. If a former Participant who Separated from Service prior to the time he or she was 100% vested in his or her Account again becomes an Employee prior to incurring a Five Year Break in Service, such

     Employee's prior Years of Vesting Service shall be taken into account for purposes of determining his or her vested percentage in his or her restored Account balance provided such Employee's Account is restored in accordance with Section 5.6.
         (ii) Restoration of Frozen Matching Contributions Attributable to Seagram Employees. If a former Participant who Separated from Service again becomes an Employee and has Frozen Matching Contributions restored to his or her Account, then such Employee shall become vested in such contributions as follows:

          (A) If a reemployed Participant has a total of five Years of Vesting Service, the Participant shall be 100% vested in his or her restored Frozen Matching Contributions Account;
          (B) Notwithstanding Section 5.3(b)(i), if any Frozen Matching Contributions restored were contributed to a Participant's Account when he or she was a Seagram Employee, the Participant shall become fully vested in the Frozen Matching Contributions if following the date that such restored Frozen Matching Contributions were first contributed to the Plan, the Participant has two Years of Vesting Service in which the Participant does not incur a Break in Service.

     5.4  Forfeitures.
          (a) If a Participant Separates from Service prior to the time he or she is 100% vested in his or her Account, and such Participant does not receive a distribution from the Plan, the non-vested portion of the Participant's Account shall be forfeited upon the Participant's incurrence of a Five Year Break in Service.
          (b) If a Participant Separates from Service and receives a distribution from the Plan of the vested portion of his or her Account prior to incurring a Five Year Break in Service at a time when the Participant was not 100% vested in his or her Account, the non-vested portion of the Participant's Account shall be forfeited upon the date of the distribution.
          (c) For purposes of this Section 5.4, a Participant who Separates from Service at a time when he or she is 0% vested in his or her Matching Contributions Account and Discretionary Contributions Account shall be deemed to have received a distribution upon Separation from Service.

     5.5  Allocation of Forfeitures.
          Subject to any required restoration under Section 5.6 and Section 8.11, any amount forfeited under Section 5.4 shall be used to reduce Employer Matching Contributions for the Plan Year in which such forfeiture occurs. Except in the case of a Participant whose Account is restored in the Plan Year of the forfeiture, a Participant shall not be entitled to an allocation of a forfeiture of any portion of his or her Account.

     5.6  Restoration of Forfeited Account.
          (a) A Participant or former Participant who received a distribution from the Plan of the vested portion of his or her Account who again becomes an Employee before incurring a Five Year Break in Service may restore the non-vested portion forfeited in accordance with Section 5.4, by repaying the full amount of the distribution (excluding amounts attributable to the Participant's After-tax Contributions and Rollover Contributions, except that the Participant may elect to repay to the Plan all or part of those amounts as well). Any repayment must be in cash and paid to the Trustee in a lump sum within five years after the Participant's Reemployment Commencement Date.

          (b) If a former Participant who Separated from Service at a time when he or she was 0% vested in his or her Matching Contributions Account and Discretionary Contributions Account, again becomes an Employee prior to incurring a Five Year Break in Service, the former Participant's forfeited Account shall be restored on the date he or she once again becomes an Employee without the need for any repayment.
          (c) Any nonvested amounts restored pursuant to this Section 5.6 shall be restored as of the last day of the month coincident with or immediately following the date of repayment or reemployment, as the case may be.
          (d) Amounts restored pursuant to this Section shall generally be allocated to a Participant's After-tax Contributions Account; provided, however, if the distribution has not been included in the Participant's gross income for federal income taxes, the Participant's repayment shall be allocated to the accounts from which they were distributed. Restored amounts shall be reinvested as provided in Section 4.4.
          (e) The Administrative Committee shall restore the forfeited portion of a Participant's Account from the amount of forfeitures that the Employer would have otherwise allocated to Participants. To the extent the amount of available forfeitures is insufficient to enable the Administrative Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Articles XIII through XVI, the additional amount necessary to enable the Administrative Committee to make the required restoration.

     5.7 Special Provisions Applicable to Certain Participants Who Become Employed by MAI-Metro
          (a) A Participant who terminates employment with Tropicana Products Sales Division of Joseph E. Seagram & Sons, Inc. and Distillers Products Sales Corporation, on September 30, 1996 and becomes employed by MAI-Metro, L.C. (the "New Employer") on October 1, 1996 and whose name is listed in Exhibit I of the Agreement between those two companies effective as of October 1, 1996 (the "Transferred Participants"), shall be 100% vested in his or her Matching Contributions Account, Discretionary Contributions Account, and Frozen Matching Contributions Account on and after September 30, 1996.
          (b) The Trustee shall transfer the assets and liabilities attributable to the Transferred Participants' Accounts under this Plan directly to a qualified defined contribution profit sharing plan and trust maintained by the New Employer (the "Transferee Plan"). The transfer shall be made as soon as practicable following the Participant's employment by the New Employer or, if later, the date Seagram receives either a copy of a favorable determination letter issued by the Internal Revenue Service confirming the Transferee Plan's qualification for favorable tax treatment under Code 401(a) or an opinion of legal counsel for the New Employer substantially to the effect that the Transferee Plan is a qualified plan under Code Section 401(a). Following such transfer of assets and liabilities, the Transferred Participants' Accounts shall cease to be a liability of this Plan and shall become a liability of the Transferee Plan and shall be administered in accordance with the provisions of the Transferee Plan and applicable law. The transfer of assets and liabilities shall be made in accordance with the provisions of ERISA and the Code.

                      ARTICLE VI - IN-SERVICE WITHDRAWALS

     6.1  Withdrawal of After-tax Contributions.

     A Participant may elect to withdraw all or a portion of the amounts credited to his or her After-tax Contributions Account, including earnings. Notwithstanding the preceding sentence, a Participant may not withdraw any matched After-tax Contributions which were contributed to the Plan (i) on or after January 1, 1997, and (ii) within the 6-month period preceding the date of withdrawal.

     6.2  Withdrawal of Rollover Contributions.
     A Participant who has withdrawn all of the amounts credited to his or her After-tax Contributions Account, may withdraw all or a portion of the amounts which have been credited to his or her Rollover Contributions Account more than two years prior to the date of the withdrawal, including earnings.

     6.3  Withdrawal of Frozen Matching, Matching or Discretionary
Contributions.
          (a) A Participant who (i) is an Employee, (ii) is vested in all or a portion of his or her Frozen Matching Contributions Account, Matching Contribution Account and Discretionary Contribution Account, and (iii) has withdrawn the entire amount available under Sections 6.1 and 6.2, may withdraw all or a portion of the vested portion of his or her Frozen Matching Contributions Account, Matching Contributions Account or Discretionary Contributions Account, including any earnings, contributed two years immediately preceding the date of withdrawal.
          (b) A Participant who (i) is a Universal/Spencer Employee as of December 31, 1996, (ii) is vested in all or a portion of his or her Matching Contributions Account, and (iii) has withdrawn the entire amount available under Sections 6.1, 6.2 and 6.3(a) above, may withdraw all or a portion of the remaining vested portion of his or her Matching Contributions Account, including any earnings, contributed under the Plan within two years immediately preceding the date of withdrawal and prior to January 1, 1997; provided, however, that if the Participant elects to receive such a distribution the Company shall not make any Matching Contributions with respect to any Pre-tax Contributions contributed on such Participant's behalf or any After-tax Contributions contributed by such Participant for the six month period following the effective date of such withdrawal.

     6.4  Withdrawal of Pre-tax Contributions, QNECs, QMACs.
     Except as otherwise provided in this Article VI, a Participant who is an Employee shall not be entitled to withdraw any Pre-tax Contributions, QNECs or QMACs from the Plan. If a Participant who has Separated from Service again becomes an Employee after applying for a distribution of all or a portion of his or her Account but prior to the date the Trustee has made such distribution, the Participant shall not receive a distribution of any Pre-tax Contributions, QNECs or QMACs.

     6.5  Withdrawals After Attaining Age 59-1/2.
     Notwithstanding anything to the contrary in this Article VI, if a Participant attains age 59-1/2 while he or she is an Employee, a Participant may elect to withdraw all or a portion of the following portions of his or her Account in the following order of priority:

          (a) The Participant's After-tax Contributions Account, excluding any matched After-tax Contributions made on or after January 1, 1997 and within the 6-month period preceding the date of withdrawal;
          (b)  The Participant's Rollover Contributions Account;
          (c) The vested portion of the Participant's Frozen Matching Contributions Account, Matching Contributions Account and Discretionary Contributions Account;
          (d) The Participant's Pre-tax Contributions Account, QNECs Account, and QMACs Account.

     6.6  Hardship Withdrawals.
          (a) A Participant who has withdrawn the total amount available for withdrawal under Sections 6.1 through 6.5 may receive a hardship withdrawal of all or a portion of his or her (i) matched After-tax Contributions which have been credited to his or her After-tax Contributions Account on or after January 1, 1997 and within six months prior to the date of the withdrawal, (ii) his or her Pre-tax Contributions Account (other than any post-1988 earnings on such account), and (iii) the Rollover Contributions that have been credited to his or her Rollover Contributions Account for less than two years, provided the Participant furnishes proof, satisfactory to the Administrative Committee, that the withdrawal is necessary to alleviate an immediate and heavy financial need (as determined in accordance with Section 6.6(b) below) and that the amount of the withdrawal does not exceed the amount necessary to satisfy such financial need (as determined in accordance with Section 6.6(c) below). The determination by the Administrative Committee of the existence of an immediate and heavy financial need and of the amount necessary to meet such need shall be made in a nondiscriminatory and uniform manner. The Administrative Committee shall not allow a hardship withdrawal to be made to a Participant unless the requirements of this Section 6.6 are satisfied.
          (b) Subject to Section 6.6(c), a Participant shall be deemed to have an immediate and heavy financial need if the Participant needs the hardship withdrawal for one of the following reasons:

          (i) Medical expenses described in Code 213(d) which are incurred by the Participant, the Participant's Spouse or dependents (as defined in Code 152), or necessary for such persons to obtain medical care described in Code 213(d);
         (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
        (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or for the Participant's Spouse or dependents (as defined in Code Section 152);
         (iv) Payments necessary to prevent the eviction of the Participant from his or her principal residence or to prevent foreclosure on the mortgage of the Participant's principal residence;
          (v) Any need prescribed by the Internal Revenue Service in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship; or
         (vi) Any need determined by the Administrative Committee to constitute the type of need which would authorize a hardship distribution under Code Section 401(k) and applicable regulations.

     The determination of whether a Participant has met the requirements for a hardship withdrawal shall be made on the basis of all the relevant facts and circumstances. Notwithstanding the foregoing, a financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

          (c)  A request for a hardship withdrawal made pursuant to this
     Section 6.6 shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if:
          (i) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); and
         (ii) The Participant has obtained all distributions (other than hardship withdrawals) and all nontaxable loans currently available under the Plan and all other plans maintained by the Company and any Affiliate.
        (iii) In making its determination that a hardship withdrawal is necessary to satisfy an immediate and heavy financial need, the Administrative Committee may, unless it has actual knowledge to the contrary, rely on a written statement by the Participant that the need cannot be reasonably relieved (i) through the reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, (iii) by cessation of deferrals or contributions to the Plan, or (iv) by other distribution or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer (or by borrowing from commercial sources on reasonable commercial terms) in an amount sufficient to satisfy the need. For purposes of this Section, taking any of the foregoing actions shall not be deemed to reasonably relieve a need if the effect of taking any such action would be to increase the amount of the need.
          (d) Notwithstanding any provision of the Plan to the contrary, a Participant who receives a hardship withdrawal shall not be permitted to make After-Tax Contributions or have Pre-tax or Matching Contributions made on his or her behalf for a period of 12 months following the date the Plan distributes the hardship withdrawal.

     6.7  In-Service Withdrawal Procedures and Restrictions.
          (a) Participants shall request an in-service withdrawal form from the Plan by contacting the Retirement Savings Action Line (or if unable to use the Retirement Savings Action Line, in writing, on a form prescribed by the Administrative Committee for such purpose). A completed in-service withdrawal form must be filed with the Administrative Committee.
          (b) In-service withdrawals shall be distributed as soon as administratively practicable following the date the Administrative Committee receives the in-service withdrawal form referred to in paragraph
     (a) above.
          (c) In-service withdrawals shall be taken from the Investment Funds in which the Participant's Account is invested on a pro rata basis, except that any funds in the Coca-Cola Stock Fund referred to in Appendix A shall be the last funds withdrawn. All withdrawals shall be paid in cash.
          (d) The minimum amount or value of an in-service withdrawal is $100 or, if less, the total amount or value available for withdrawal.
          (e) A Participant shall be limited to two in-service withdrawals, other than hardship withdrawals, per calendar year.


                              ARTICLE VII - LOANS
     7.1  General Rule.
     A Participant who is an Employee of the Company or an Affiliate may borrow a portion of his or her vested Account by submitting an application to the Administrative Committee. A Participant may take one loan each calendar quarter, except that a Participant may not have more than one Principal Residence Loan outstanding nor more than a total of three loans from the Plan outstanding at any time. Loans shall be made available to all eligible Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than is made available to other Participants. Each loan shall be evidenced by a written promissory note signed by the Borrower. A Participant may initiate the loan process by contacting the Retirement Savings Action Line (or if unable to use the Retirement Savings Action Line, in writing, on a form prescribed by the Administrative Committee for such purpose).

     7.2  Amount of Loan.
     A loan may be made in an amount (not less than $1,000) which, when added to the outstanding balance of all prior loans to the Borrower under the Plan does not exceed the lesser of (i) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date such loan was made, over (B) the outstanding balance of loans from the Plan on the date on which such loan was made; or (ii) one-half of the present value of the Borrower's non-forfeitable accrued benefit under the Plan. For purposes of applying the limitation in (i) above, the Plan and all other "qualified employer plans" (as defined in Code
Section 72(p)(4)) maintained by the Company or an Affiliate shall be treated as a single plan.

     7.3  Interest Rate and Security.
          (a) Loans shall be made at the prime rate as of the first day of the month in which such loan is made (or the first business day immediately following such date), as announced in the Wall Street Journal (or to the extent the Wall Street Journal ceases to be published, such other newspaper selected by the Administrative Committee) plus one percentage point, or such other interest rate as may later be designated by the Administrative Committee for subsequent loans.
          (b) Loans shall be secured by the vested portion of the Borrower's Account. Immediately after the origination of each loan no more than 50% of the Participant's vested Account may be used as security for the loan.

     7.4  Source of Loans.
          (a) Amounts borrowed shall be distributed from the Borrower's subaccounts, in the following order of priority: (i) Rollover Contributions Account; (ii) Vested portion of Matching Contributions Account and Discretionary Contributions Account; (iii) After-tax Contributions Account; and (iv) Pre-tax Contributions Account, QNECs Account, and QMACs Account, except that any amounts in any of the subaccounts which are invested in the Coca-Cola Stock Fund referred to in Appendix A shall be the last funds withdrawn.
          (b) Loans shall be taken from the Investment Funds in which the Borrower's subaccounts are invested on a pro rata basis, except that any funds invested in the Coca-Cola Stock Fund referred to in Appendix A shall be the last funds withdrawn.

     7.5  Repayment and Term.
          (a)  Loans shall be amortized in substantially level payments, made not less frequently than quarterly, for a period of not less than twelve months and not more than five years; provided, however, that a Principal
     Residence Loan may be amortized over a period not to exceed twenty-five years and, provided, further, that loan repayments will be suspended under the Plan as permitted under Code 414(u)(4). A Participant requesting a
     Principal Residence Loan for a term shall provide copies of any documents
     relating to the purchase of such principal residence which the
     Administrative Committee may deem necessary to verify that the proceeds of such loan will be used to acquire or construct a principal residence.
          (b)  Loans shall be repaid by means of payroll deduction from the
     Borrower's Salary; provided, however, that if at any time a Participant is not receiving Salary from the Company or an Affiliate, the loan repayment shall be made in accordance with the terms and procedures established by the Administrative Committee and applied on a uniform, nondiscriminatory basis. A Participant may repay an outstanding loan in full at any time without penalty.

     Amounts repaid shall be returned to the subaccount from which they are borrowed in the reverse order from the order in which they were borrowed and shall be reinvested as provided in Section 4.4.

     7.6  Default.
     If a Borrower defaults on a loan, the amount of the loan (plus any accrued interest) shall be deemed distributed, and the value of Borrower's Account reduced accordingly as of the date of default; provided, however, that if the amount borrowed was distributed from the Participant's Pre-tax Contributions Account, QNECs Account or QMACs Account, such deemed distribution shall not occur until the earlier of the date the Participant Separates from Service or attains age 59-1/2.

     7.7  Additional Rules.
     The Administrative Committee may establish rules and procedures regarding loans to Participants which may be more restrictive than the rules and procedures set forth in this Article VII. Any such rules and procedures must be applied on a uniform, nondiscriminatory basis.


                          ARTICLE VIII - DISTRIBUTIONS

     8.1  Eligibility for Distribution Upon Separation From Service.
     A Participant who Separates from Service on account of death, Disability or Retirement shall be entitled to receive a lump sum distribution of 100% of his or her Account. A Participant who Separates from Service for reasons other than death, Disability or Retirement shall be entitled to receive a lump sum distribution of the vested portion of his or her Account. If a Participant Separates from Service for reasons other than Disability or Retirement and the value of the Participant's Account exceeds (or at the time of any prior Plan distribution to such Participant has exceeded) $3,500, the Participant may elect to defer receipt of the lump sum distribution until the April 1st following the calendar year he or she attains age 70.

     8.2  Distributions Upon Retirement or Disability.
     If a Participant Separates from Service on account of his or her Disability or Retirement and the value of the Participant's Account exceeds (or at the time of any prior Plan distribution to such Participant exceeded) $3,500, the Participant may elect to defer receipt of his or her Account until the April 1st following the calendar year he or she attains age 70-1/2. A Participant may elect to receive his or her Account in a lump sum or in variable quarterly installments over a period ranging from 1 year to 10 years (in whole years). If the Participant elects to receive a distribution in quarterly installments, the amount distributed each quarter shall be an amount determined by multiplying the value of the Participant's Account by a fraction, the numerator of which is one and the denominator of which is the total number of quarterly payments yet unpaid (or such larger amount as may be required to be distributed under Code 401(a)(9)). A Participant who elects to receive quarterly installments or to defer the receipt of a distribution may revoke such election at any time and in lieu thereof elect to receive a lump sum distribution of the balance of his or her Account.

     8.3  Distribution Upon Death.
          (a) Except as otherwise provided in Section 8.3(b), if a Participant dies prior to the time distribution of his or her Account has commenced, the Participant's Account shall be paid to his or her Beneficiary in one lump sum.
          (b) If at the time of a Participant's death, the Participant was an Employee and the value of the Participant's Account exceeds (or at the time of any prior Plan distribution to such Participant exceeded) $3,500, the Participant's Beneficiary may elect within 30 days after the Participant's death (or such later time as the Administrative Committee shall prescribe) to either defer receipt of a lump sum distribution until the fifth anniversary of the Participant's death or to receive a distribution in the form of variable quarterly payments, the amount of which payments shall be determined in the same manner as described in
     Section 8.2(b); provided, however, that if a Beneficiary is the Participant's Surviving Spouse, the Beneficiary may elect to defer receipt of a lump sum distribution until the April 1st following the date the Participant would have attained age 70-1/2; provided, further, that a Beneficiary may not elect to receive quarterly payments over a 10 year period if the Beneficiary's life expectancy does not exceed 10 years. A Beneficiary who elects to receive quarterly installments or to defer the receipt of a distribution may revoke such election at any time and in lieu thereof elect to receive a lump sum distribution of the balance of his or her Account.
          (c) If a Participant dies after distribution of his or her Account has commenced, the remaining portion of such Participant's Account shall be distributed to the Participant's Beneficiary no less rapidly than under the form of distribution elected by the Participant; provided, however, that the Beneficiary may, by written notice to the Administrative Committee, elect to receive all or a portion of the distribution or the remainder thereof in a lump sum.
          (d) The Administrative Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of a deceased Participant's Account as the Administrative Committee may deem proper and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.

     8.4  Commencement of Payments.
     Distributions shall be paid as soon as practicable after the Participant's Separation from Service or such later payment date as the Participant or Beneficiary shall have elected in accordance with the provisions of this
Article VIII; provided, however, that if the value of a Participant's Account exceeds (or at the time of any prior distribution has exceeded) $3,500 and if the Participant has not attained age 62, no distribution shall be made without the Participant's consent. Notwithstanding anything in this Plan to the contrary, in no event shall a distribution be made later than the 60th day following the end of the Plan Year in which a Participant's Separation from Service occurs, or if later, the year in which the Participant attains Normal Retirement Age, unless the Participant elects otherwise in accordance with the provisions of this Article VIII. Participants may request a distribution form by contacting the Retirement Savings Action Line (or, in the event a

Participant is unable to use the Retirement Savings Action Line, in writing, on a form prescribed by the Administrative Committee).

     8.5  Form of Payment.
     Except as otherwise provided in Appendix A or this Article VIII, distributions shall be in one lump sum cash payment.

     8.6  Amount of Distribution.
     The amount of any distribution to be made based on the value of a Participant's Account, or a portion thereof, shall be determined with reference to the value of such Account (or portion thereof) when the distribution is processed.

     8.7  Mandatory Distributions.
          (a) If, upon Separation from Service, the vested portion of a Participant's Account equals $3,500 or less (and at the time of any prior Plan distribution has not exceeded $3,500), the Administrative Committee shall direct the Trustee to distribute the Participant's Account in a lump sum to the Participant as soon as practicable after the date such Separation of Service occurred.
          (b) Notwithstanding any other provision of this Plan, a Participant in active service who is a Five-percent Owner must begin receiving distributions from his or her Account no later than the April 1st following the calendar year in which the Participant attains age 70-1/2. If a Participant who has attained age 70-1/2 elects to commence receipt of his or her Account in quarterly installments, the Administrative Committee shall direct the Trustee to distribute to the Participant the greater of:
     (i) The amount determined using the methodology set forth in Section 8.2, or (ii) the amount required to be distributed under Code
     Section 401(a)(9).
          (c) In the event a Participant, other than a Participant described in paragraph (b) above, is receiving payments while in service in accordance with the provisions of Code Section 401(a)(9) as of December 31, 1996, the Participant may elect to suspend payments while he or she remains in service in accordance with such uniform rules as the Administrative Committee shall adopt. In addition, if a Participant who is an Universal/Spencer Employee had begun to receive payments under the Plan prior to December 31, 1996 in accordance with the provisions of Code
     Section 401(a)(9), payments shall continue under this Plan on the same basis as provided under the Plan prior to December 31, 1996 unless the Participant elects otherwise in accordance with the preceding sentence.

     8.8  Direct Rollovers.
     A Participant (or a Beneficiary that is the Participant's Surviving Spouse) may elect to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified in writing by such Participant (or Surviving Spouse).

     8.9  Qualified Domestic Relations Orders.
     The Administrative Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order in accordance with the requirements of Code 414(p) and ERISA Section 206(d). An alternate payee under a qualified domestic relations order may receive a distribution from this Plan prior to the date the Participant to whom the order relates attains the earliest retirement age under the Plan.

     8.10 Beneficiary Designation.
          (a) A Participant may from time to time designate a Beneficiary to receive the value of his or her Account following the Participant's death by filing a Beneficiary Designation Form with the Administrative Committee. Notwithstanding the preceding sentence, if a Participant dies leaving a Surviving Spouse before complete distribution of his or her Account, the Participant's Beneficiary shall be the Participant's Surviving Spouse, unless such Surviving Spouse has consented to the designation of another Beneficiary, in a writing witnessed by a notary public, a Plan representative or as otherwise provided by applicable law; provided, however, the Spouse's consent shall not be required if:

          (i) The Participant and his or her Spouse were not married throughout the one year period ending on the date of the Participant's death;
         (ii) The Administrative Committee is unable to locate the Participant's Spouse;
        (iii) The Participant is legally separated or the spouse has abandoned the Participant and the Participant has a court order to that effect; or
         (iv) Other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

     If the Participant's Spouse is legally incompetent to give consent, the Spouse's legal guardian may give consent (even if the Participant is the legal guardian).
          (b) If a Participant fails to name a Beneficiary or if the Beneficiary named by a Participant predeceases him or her, then the Administrative Committee shall direct the Trustee to pay the Participant's Account to the Participant's estate.
          (c) If the Beneficiary does not predecease the Participant, but dies prior to complete distribution of the Participant's Account, the Administrative Committee shall direct the Trustee to pay the amounts remaining in the Participant's Account to the Beneficiary's estate.
          (d) If the Administrative Committee, after reasonable inquiry, is unable within one year to determine whether or not any designated Beneficiary survived the event that entitled him or her to receive a distribution of any benefit under the Plan, the Administrative Committee shall conclusively presume that such Beneficiary died prior to the date he or she was entitled to a distribution.

     8.11 Incompetent or Lost Distributee.
          (a) If the Administrative Committee determines that a Participant or Beneficiary entitled to a distribution hereunder is unable to care for his or her affairs because of illness or accident or because he or she is a minor, then, unless a claim is made for the benefit by a duly appointed legal representative, the Committee may direct that such distribution be paid to such distributee's spouse, child, parent or other blood relative, or to a person with whom such distributee resides. Any such payment, when made, shall be a complete discharge of the liabilities of the Plan therefore.
          (b) In the event that the Administrative Committee, after reasonable and diligent effort, cannot locate any person to whom a payment or distribution is due under the Plan, and no other distributee has become entitled to such distribution pursuant to any provision of the Plan, the Participant's Account in respect of which such payment or distribution is to be made shall be forfeited six months after the date in which such payment or distribution first becomes due or such later date as the Administrative Committee prescribes (but in all events prior to the time such Account would otherwise escheat under any applicable State law); provided, however, that any Account so forfeited shall be reinstated, in accordance with paragraph (e) of this Section, if such person subsequently makes a valid claim for such benefit.
          (c) The Administrative Committee shall be deemed to have made a reasonable and diligent effort to locate a person if it has sent notification describing the relative values of the optional forms of benefit available under the Plan (including any right to defer such distribution) and the risk of forfeiture of such benefit by certified or registered mail to the last known address of such person.
          (d) Any amount forfeited under this Section 8.11 shall be used to reduce Employer Matching Contributions for the Plan Year in which such forfeiture occurs.
          (e) If a Participant or Beneficiary whose Account is forfeited pursuant to paragraph (b) of this Section makes a valid claim for benefits, the Administrative Committee shall restore the Participant's Account to the same dollar amount as the dollar amount forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. Such amounts shall be restored from the amount of forfeitures that the Employer would have otherwise allocated to Participants. To the extent the amount of available forfeitures is insufficient to enable the Administrative Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Articles XIII through XVI the additional amount necessary to enable the Administrative Committee to make the required restoration.
          (f) Accounts restored under this Section 8.11 shall be distributed no later than 60 days after the close of the Plan Year in which the Account is restored.

                      ARTICLE IX - INVESTMENT OF THE TRUST

     9.1  Trust Agreement.
          (a) The assets of the Plan shall be held in the Trust by one or more Trustees selected by Seagram and pursuant to the terms of a Trust Agreement. The Trust Agreement shall provide that:
          (b) Subject to Participants' Investment Elections, the assets of the Trust shall be invested and reinvested in such investments as either the Trustee or investment managers appointed by Seagram deem advisable from time to time;
          (c) The Investment Committee has concurrent authority, exercisable at its sole discretion, to direct the Trustee as to the sale or purchase of particular assets;
          (d) The Trustee has the authority to vote the Common Shares, either in person or by proxy, in accordance with the Investment Committee's instructions;
          (e) The Trustee has the authority to sell all or a portion of the Common Shares held by the Trust in accordance with the Investment Committee's instructions; and
          (f) The Trustee has the authority to acquire Common Shares through purchases on the open market, and, if Seagram so provides in writing, to acquire Common Shares in such other manner as Seagram shall authorize.

     9.2  Appointment of Investment Managers.
     Seagram shall have authority to appoint investment managers to manage all or a portion of the Trust. In the event an investment manager is appointed, the Trustee shall not have discretionary authority over the Trust assets managed by the investment manager. Any investment manager appointed by Seagram or the Investment Committee shall be:
          (i)  An investment adviser under the Investment Advisers Act of 1940;

         (ii)  A bank as defined in the Investment Advisors Act of 1940; or
        (iii) An insurance company qualified to perform investment management services under the laws of more than one State, and must acknowledge in writing that it is a fiduciary with respect to the Plan.

     9.3  Investment Manager Powers.
     Subject to the Investment Elections made by Participants and to the investment management agreement, an investment manager shall have the power to invest and reinvest the Trust assets (including the authority to acquire and dispose of Plan assets) for which it has been given discretionary authority, as it deems advisable.

     9.4  Power to Direct Investments.
     Seagram retains no authority or responsibility over the management, acquisition or disposition of Plan assets except with respect to Seagram's power to select, retain and replace Trustees, investment managers and members of the Investment Committee and in the determination of the Plan's investment policies and objectives.

     9.5  Exclusive Benefit Rule.
     Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the assets held under the Plan, or any right in, or to, any part of the assets held under the Plan, except to the extent expressly provided by the Plan.


                        ARTICLE X - PLAN ADMINISTRATION

     10.1 Appointment of Administrative Committee.
     The Plan shall be administered by Seagram through an Administrative Committee which shall be appointed by Seagram and may be removed by Seagram, for any reason, at its discretion. The Administrative Committee shall consist of not less than three members, except that the Administrative Committee may temporarily function with less than three members due to the resignation or removal of one or more of its Administrative Committee members provided all actions not previously allocated to any of the Administrative Committee members who have not resigned or been removed are taken unanimously. Unless Seagram otherwise provides, any member of the Administrative Committee who is an Employee of Seagram, the Company or an Affiliate at the time of his or her appointment shall be deemed to have resigned from the Administrative Committee when no longer an Employee. Employees of Seagram, the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Administrative Committee but the Employer shall pay all direct expenses of the Administrative Committee, except to the extent paid by the Trust (as permitted by ERISA).

     10.2 Action by Administrative Committee.
          (a) The Administrative Committee shall act by a majority of its members, except that the Administrative Committee may allocate its responsibilities among one or more of its members and may delegate its responsibilities to any person or persons selected by it. Administrative Committee action may be taken either by vote at a meeting (including a meeting by telephone conference) or in writing without a meeting and shall be evidenced by a written resolution or memorandum signed by at least two members or by one member and the Secretary of the Administrative Committee.
          (b) The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.
          (c) A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating to himself or herself (except for matters that relate to Participants generally).

     10.3 Powers and Duties of the Administrative Committee.
     The Administrative Committee shall have full discretion to construe the terms of the Plan and interpret its provisions and shall also have the right, power, duty and responsibility to perform all administrative functions and make all administrative decisions with respect to the Plan including, the right, power, duty and responsibility to:
          (i) Determine all questions of fact or interpretations that may arise under the Plan with any such determination to be conclusively binding upon all interested parties;
         (ii) Direct the Trustee to pay benefits under the Plan and to withhold appropriate amounts in accordance with applicable law;
        (iii) Promulgate rules as it shall deem necessary and proper for the administration of the Plan;
         (iv) Determine the rights of eligibility of an Employee to participate in the Plan;
          (v) Direct the Trustee regarding the establishment and maintenance of Participant Accounts;
         (vi)  Establish a claims procedure;
        (vii) Review and render decisions regarding claims for benefits under the Plan;
       (viii) Cause the Plan to comply with the reporting and disclosure requirements of ERISA;
         (ix)  Recommend Plan amendments it deems appropriate; and
          (x) Engage the service of agents, independent counsel, consultants and advisers which it deems advisable to assist it with the performance of its duties, and, to the extent not paid by the Employer, to compensate them out of Plan assets.
     In addition to the foregoing, the Administrative Committee shall have all the rights, powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.

     10.4 Appointment of Investment Committee.
     Seagram may appoint, and shall have the power to remove, for any reason, an Investment Committee to administer the investment functions of the Plan. The Investment Committee shall consist of not less than 3 nor more than 5 members, except that the Investment Committee may temporarily function with less than three members due to the resignation or removal of one or more of its members, provided all actions not previously allocated to any of the Investment Committee members who have not resigned or been removed are taken unanimously. Unless Seagram otherwise provides, any member of the Investment Committee who is an Employee of Seagram, the Company or an Affiliate at the time of his or her appointment shall be considered to have resigned from the Investment Committee when no longer an Employee. Employees of Seagram, the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Investment Committee but the Employer shall pay all direct expenses of the Investment Committee, except to the extent paid by the Trust (as permitted by ERISA). If Seagram does not appoint an Investment Committee or if an Investment Committee has been removed by Seagram and no other Investment Committee appointed, the Administrative Committee shall assume the powers, duties, and responsibilities of the Investment Committee hereunder.

     10.5 Action by the Investment Committee.
          (a) The Investment Committee shall act by a majority of its members, except that the Investment Committee may allocate its responsibilities among one or more of its members and may delegate its responsibilities to any person or persons selected by it. Investment Committee action may be taken either by vote at a meeting (including a meeting by telephone conference) or in writing without a meeting and shall be evidenced by a written resolution or memorandum signed by at least two members or by one member and the Secretary of the Investment Committee.
          (b) The Investment Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Investment Committee shall deliver to such interested person a written revocation of such authorization.
          (c) Member of the Investment Committee who is also a Participant shall not vote or act upon any matter relating to himself or herself (except for matters that relate to Participants generally).

     10.6 Investment Committee Powers and Duties.
     The Investment Committee shall have the exclusive responsibility for implementing the Plan's investment and funding policies and objectives by communicating them to the Plan's Trustee and investment managers. In addition, subject to the investment polices and objectives established by Seagram, the Investment Committee shall have the right, power, duty, and responsibility to:
          (i) Recommend changes to the Plan's investment and funding policies and objectives to Seagram, from time to time, as it deems appropriate;
         (ii) Monitor and evaluate the performance of the Trustee and investment managers and report regularly, at least annually, to Seagram with respect to the Investment Committee's findings and recommendations;
        (iii) Subject to Participants' Investment Elections, direct an investment manager or a Trustee with respect to the sale or purchase of particular assets, provided, that the Investment Committee shall only have the power to direct an investment manager to the extent permitted by Seagram's agreement with such investment managers;
         (iv) Direct the Trustee regarding the voting and tendering of Common Shares, except that if Seagram determines that a conflict of interest exists (including a tender offer (as such term is used in Section 14(d) of the Securities Exchange Act of 1934) by a person or entity which is not an Employer) between the Investment Committee's fiduciary duties to the Plan and the Committee member's individual responsibilities to the Employer, the Participants, rather than the Investment Committee, shall direct the Trustee, on a form prescribed by the Investment Committee, as to the voting and tendering of the Common Shares which are credited to their Account and the Trustee shall vote or tender the Common Shares for which no instructions have been received in the same manner on a proportionate basis, as the Common Shares for which instructions have been received; and

          (v) Engage the service of agents, independent counsel, consultants and advisers which it deems advisable to assist it with the performance of its duties, and, to the extent not paid by the Employer, to compensate them out of Plan assets.

     In addition to the foregoing, the Investment Committee shall have all the rights, powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.

     10.7 Powers and Duties of Seagram.
     Seagram shall have the exclusive responsibility for:
          (i)  The selection and retention of the Plan's Trustee;
         (ii)  The selection and retention of the Plan's investment managers;
        (iii) The determination of the Plan's investment and funding policies and objectives;
         (iv) The selection and retention of members of the Administrative Committee and Investment Committee; and
          (v) The determination that a conflict of interest exists, requiring that voting of Common Shares held in the Plan be passed through to Participants whose Accounts are invested, in whole or in part, in Common Shares;
         (vi) The determination that a tender offer (as such term is defined in Section 14(d) of the Securities Exchange Act of 1934) exists, requiring the pass through to Participants whose Accounts are invested, in whole or in part, in Common Shares of certain investment decisions; and
        (vii) The authorization of the Trustee to acquire Common Shares in a manner other than through the purchase of shares on the open market.

     In addition to the foregoing, Seagram shall have all the rights, powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.

     10.8 Action by Seagram.
     Seagram shall act by the Board. Action taken by Seagram shall be evidenced by a Board resolution certified in writing by the secretary or assistant secretary of Seagram.

     10.9 Designation of Fiduciary Authority.
     The Administrative Committee, Investment Committee and Seagram may designate persons, including persons other than "named fiduciaries" as defined in ERISA Section 402(a)(2), to carry out its rights, powers, duties and responsibilities. Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

     10.10     Reliance on Advisors.
     The Administrative Committee, Investment Committee and Seagram shall be entitled to rely upon the advice, opinions, reports, statements and certificates of counsel, consultants, accountants and other experts retained by them.

     10.11     Indemnification of Fiduciaries.
     (a) The Employer shall indemnify and save harmless each member of the Administrative Committee and the Investment Committee, and each officer, employee and agent of Seagram or the Company from and against any and all loss resulting from liability to which he or she may be subject by reason of any act or conduct (except actions taken in bad faith) or negligence

     (except for gross negligence) taken in his or her official capacity in the administration of the Plan or Trust. This indemnification shall include all expenses reasonably incurred in defending a fiduciary. This indemnification is not intended to relieve any member of the Administrative Committee or the Investment Committee from any liability he or she may have under ERISA for breach of a fiduciary duty or otherwise under part 4 of Title I of ERISA.
          (b) This section shall not extend to the Trustee unless it is specifically extended to the Trustee by separate written agreement executed by the Trustee and Seagram.


                     ARTICLE XI - AMENDMENT AND TERMINATION

     11.1 Right to Amend.
     Subject to Section 11.2, Seagram reserves the right to amend the Plan for any reason, at any time, by action in writing, effective retroactively or otherwise.

     11.2 Limitations on Plan Amendment.
     No Plan amendment shall:
          (i) Make it possible for any part of the Trust to be used for, or diverted to, purposes other than the payment of Plan benefits and expenses for the exclusive benefit of Participants and other persons entitled to benefits under the Plan;
         (ii) Decrease the Account of any Participant, except as required to comply with the requirements of Article XIII, XIV, or XV;
        (iii) Decrease the vested percentage of any Participant in his or her Account, as in effect on the date the amendment is adopted, or, if later, the effective date of the amendment;

     11.3 Right to Terminate the Plan or Discontinue Contributions.
     Seagram reserves the right to terminate the Plan or completely discontinue contributions under the Plan for any reason, at any time. Action taken by Seagram to terminate the Plan or discontinue contributions shall be in writing and shall be effective as of the date set forth in such writing.

     11.4 Effect of Termination or Discontinuance of Contributions.
     As of the date of a complete termination of the Plan or the complete discontinuance of contributions to the Plan, each Participant who is then an Employee shall become 100% vested in his or her Account. Upon termination, all Accounts shall be distributed to or for the benefit of the Participant or continued in trust for his or her benefit, as the Administrative Committee shall direct. After distribution of all Accounts under the Plan, any amounts remaining in the suspense account established under Section 15.2(c) shall revert to the Employer, as permitted by the Code.

     11.5 Effect of a Partial Termination.
     As of the date of a partial termination, each affected Participant who is then an Employee shall become 100% vested in his or her Account and the Accounts of Participants affected by the partial termination shall be distributed to or for the benefit of such Participants or continued in trust for their benefit, as the Administrative Committee shall direct.

     11.6 Additional Participating Employers.
     If a company becomes an Affiliate, the company may become a Participating Employer provided such company, with the approval of the Administrative

Committee, files a certified copy of a resolution of its board of directors adopting the Plan. If an Affiliate becomes a Participating Employer pursuant to the previous sentence or if as a result of a merger, consolidation or the acquisition of all or a portion of the assets or business of another company, individuals become Eligible Employees, Seagram shall determine the extent, if any, that the Plan will recognize the service of such individuals with such employer prior to the time they became Eligible Employees. Such determination shall be made in a manner which is consistent with the rules regarding the continued qualification of the Plan and Trust as tax-exempt under the Code.

     11.7 Withdrawal of a Participating Employer.
     A Participating Employer may withdraw from the Plan upon six month's prior written notice to the Administrative Committee (unless the Administrative Committee approves a shorter notice period). If a Participating Employer discontinues or suspends contributions to the Plan upon behalf of its employees or if a Participating Employer shall become insolvent or bankrupt, or be dissolved, such Participating Employer shall be deemed to have withdrawn from the Plan. If a Participating Employer ceases to be an Affiliate, such Participating Employer shall continue to be a Participating Employer unless and until the Company demands, in writing, that such Participating Employer withdraw from the Plan. If the Company demands that a Participating Employer withdraw from the Plan, such withdrawal shall be automatically effective six months after such demand.

     11.8 Plan Merger.
     The Employer may not merge or consolidate the Plan with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.


                     ARTICLE XII - MISCELLANEOUS PROVISIONS

     12.1 Action by the Employer or Seagram.
     Except as otherwise provided herein, any action required to be taken by an Employer or Seagram pursuant to the terms of the Plan shall be taken by its board of directors or a committee thereof or any person or persons duly empowered to exercise the powers of the Employer or Seagram, as the case may be, with respect to the Plan.

     12.2 No Right to Be Retained in Employment.
     Nothing contained in this Plan shall give any Participant or Employee the right to be retained in the employment of the Employer or affect the right of any Employer to dismiss any Participant or Employee.

     12.3 Non-Alienation of Benefits.
     To the extent permitted by law, the right of any Participant or Beneficiary to any benefit or to any payment hereunder shall not be subject to assignment, alienation, attachment, or other legal, equitable, or other process, and any attempt to assign, alienate, attach, or otherwise encumber such benefit or payment shall be void, except that payment shall be made in accordance with a "qualified domestic relations order" that meets the requirements of Code 414(p) and ERISA Section 206(d), under the procedures developed in accordance with Section 8.9.

     12.4 Requirement to Provide Information to Administrative Committee.
     Prior to the time any amount shall be distributed under the Plan, a Participant or other person entitled to benefits must file with the Administrative Committee such information as the Administrative Committee shall require to establish his or her rights and benefits under the Plan.

     12.5 Source of Benefit Payments.
     Benefits provided under the Plan shall be paid or provided for solely from the Trust, and neither the Company, an Employer, Seagram, the Administrative Committee, the Investment Committee, the Trustee, or any investment manager shall assume any liability therefor.

     12.6 Construction.
     Articles and Sections of the Plan are for convenience of reference only and shall be disregarded in applying the provisions of the Plan. Unless the context of the Plan specifically provides otherwise, the singular and plural shall be interchangeable.

     12.7 Governing Law.
     The Plan is intended to qualify under Code 401(a) and 401(k) and to comply with ERISA and shall be construed and interpreted in a manner consistent with the requirements of these laws. The Plan and the rights of all persons under the Plan shall be further construed and administered in accordance with the laws of the State of New York to the extent not superseded by Federal law.


               ARTICLE XIII - LIMITATION ON PRE-TAX CONTRIBUTIONS

     13.1 Code 402(g) Limitation on Pre-tax Contributions.
     An Employee's Pre-tax Contributions plus elective deferrals made under any other Plan of the Employer for a calendar year may not exceed $9,500 (as adjusted for cost of living in accordance with Code 415(d)).

     13.2 Treatment of Excess Deferrals.
          (a) If, during the Plan Year, the Administrative Committee determines that continued contribution of Pre-tax Contributions for the Plan Year on behalf of an Employee would exceed the Code 402(g) limitation, the Employer shall not make any additional Pre-tax Contributions with respect to such Employee for the remainder of that Plan Year.
          (b) If, during the Plan Year, the Administrative Committee determines that Pre-tax Contributions made on behalf of an Employee exceed the Code Section 402(g) limitation, the Administrative Committee shall distribute the amount of such Excess Deferral, adjusted for allocable income and losses, no later than the April 15th following the Plan Year in which such Excess Deferrals were made.
          (c) The Administrative Committee shall reduce the amount of Excess Deferrals for a Plan Year distributable to the Employee by the amount of Excess Contributions if any, previously distributed to the Employee with respect to the Plan Year for which such Excess Deferrals and Excess Contributions were made.
          (d) Income or loss attributable to Excess Deferrals, shall be determined in a uniform and nondiscriminatory manner which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

     13.3 Coordination With Other Arrangements In Which Salary Is Deferred.

     If an Employee participates in another plan under which he or she makes elective deferrals pursuant to a Code Section 401(k) arrangement, elective deferrals under a simplified employee pension, or salary reduction contributions to a tax-sheltered annuity, he or she may submit a written claim to the Administrative Committee for Excess Deferrals made to this Plan with respect to the calendar year. Any such claim must be submitted by the Employee no later than the March 1st following the close of particular calendar year in which such elective deferrals were made and must specify the amount of the Employee's Pre-tax Contributions under this Plan which are Excess Deferrals. If the Administrative Committee receives a timely claim, it shall distribute the Excess Deferrals the Employee has assigned to this Plan (as adjusted for allocable income or loss), in accordance with Section 13.2.


                     ARTICLE XIV - NONDISCRIMINATION RULES

     14.1 Definitions Applicable to the Nondiscrimination Rules.
     For purposes of this Article XIV, the following terms when capitalized and used in this Article XIV shall have the meaning ascribed to them in this
Section 14.1.
          (a) "Actual Contribution Percentage" means the ratio (expressed as a percentage), of the sum of the After-tax Contributions made by a Participant and the Matching Contributions made on behalf of an Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year.
          (b) "Actual Deferral Percentage" means the ratio (expressed as a percentage) of Pre-tax Contributions made on behalf of an Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year.

          A Non-highly Compensated Employee's Actual Deferral Percentage does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such Pre-tax Contributions exceed the limitation on Pre-tax Contributions set forth in Article XIII.
          (c) "Average Actual Deferral Percentage" means, for any group of Eligible Employees who are Participants or eligible to be Participants, the average (expressed as a percentage) of the Actual Deferral Percentages for each of the Eligible Employees in that group, including those for whom no Pre-tax Contributions were made.
          (d) "Average Actual Contribution Percentage" means, for any group of Eligible Employees who are Participants or eligible to be Participants, the average (expressed as a percentage) of the Actual Contribution Percentages for each of the Eligible Employees in that group, including those who made no After-tax Contributions and for whom no Matching Contributions were made.

     14.2 Actual Deferral Percentage Test.
          (a) With respect to each Plan Year commencing on or after January 1, 1997 (the "Testing Year") the Average Actual Deferral Percentage for Eligible Employees who are Participants or eligible to be Participants must satisfy one of the following tests:
          (i) The Average Actual Deferral Percentage for the Testing Year for Highly Compensated Employees who are Participants or eligible to be Participants for the Testing Year shall not exceed the Average Actual Deferral Percentage for the preceding Plan Year for Non-highly Compensated

     Employees who are Participants or eligible to be Participants for the Testing Year multiplied by 1.25; or

         (ii) The Average Actual Deferral Percentage for the Testing Year for Highly Compensated Employees who are Participants or eligible to be Participants for the Testing Year shall not exceed the Average Actual Deferral Percentage for the preceding Plan Year for Non-highly Compensated Employees who are Participants or eligible to be Participants for the Testing Year multiplied by 2; provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such Non-highly Compensated Employees by more than two percentage points.

     Notwithstanding the above, the Employer may elect to use the Average Actual Deferral Percentage for Non-highly Compensated Employees for the Testing Year rather than the preceding Plan Year provided such election once made may not be changed except as provided by the Secretary of the Treasury.

     14.3 More Than One Employer-Sponsored Plan Subject to the Actual Deferral Percentage Test.
     For purposes of this Article XIV, the Actual Deferral Percentage for any Highly Compensated Employee who is a participant under two or more arrangements described in Code 401(k) sponsored by the Company or any Affiliate shall be determined as if all such arrangements (other than arrangements that may not be aggregated under applicable regulations) were one Code 401(k) arrangement. If the Code 401(k) arrangements in which the Highly Compensated Employee participates have different plan years, the aggregate Actual Deferral Percentage shall be determined by counting the deferrals made to such arrangements in the plan years ending in the same calendar year.

     14.4 Recharacterization of Pre-tax Contributions.
     If Excess Contributions have been made on behalf of a Highly Compensated Employee for the Plan Year, the Administrative Committee may recharacterize the Excess Contributions as After-tax Contributions (or voluntary contributions under another qualified plan if such plan has the same plan year), provided such recharacterization occurs within 2-1/2 months of the Plan Year being tested. The Administrative Committee may not include Pre-tax Contributions (or other elective deferrals) in the Actual Contribution Percentage test, unless the Plan which includes the Pre-tax Contributions (or other elective deferrals) satisfies the Actual Deferral Percentage test both with and without the recharacterized Excess Deferrals included in the Actual Contribution Percentage test.

     14.5 Treatment of Excess Contributions.
          (a) Excess Contributions (adjusted for allocable income or loss) which are not recharacterized in accordance with Section 14.4 shall be distributed to the appropriate Highly Compensated Employee no later than 12 months after the close of the Plan Year in which such Excess Contribution arose. To the extent administratively possible, Excess Contributions shall be distributed within 2-1/2 months after the close of the Plan Year in which such Excess Contributions arose, so as to avoid the imposition of an excise tax.
          (b) The income (or loss) allocable to Excess Contributions shall be determined by using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate earnings or losses to Participants' Accounts.

     14.6 QNECs and QMACs.
     The Administrative Committee may determine the Actual Deferral Percentages of Eligible Employees by taking into account QNECs or QMACs and may determine the Actual Contribution Percentages of Eligible Employees by taking into account QNECs (other than QNECs used in the Actual Deferral Percentage test) made to this Plan or to any other qualified Plan maintained by the Employer provided that each of the following requirements are met:
          (a) The amount of Nonelective Contributions, including those QNECs treated as Pre-tax Contributions for purposes of the Actual Deferral Percentage Test, satisfies Code 401(a)(4).
          (b) The amount of Nonelective Contributions, including those QNECs treated as Pre-tax Contributions for purposes of the Actual Deferral Percentage Test and those QNECs treated as Matching Contributions for purposes of the Actual Contribution Test, satisfies Code 401(a)(4).
          (c) The Matching Contributions, including those QMACs treated as Pre-tax Contributions for purposes of the Actual Deferral Percentage Test, satisfy the requirements of Code 401(a)(4).
          (d) The QNECs and QMACs are (i) allocated to the QNECs Account and QMACs Account, respectively, of Eligible Employees who are Participants as of a date within the Plan Year; (ii) not contingent upon the Eligible Employee's continued participation in the Plan subsequent to the date of the allocation; and (iii) made to the Trust no later than the 12 month period immediately following the Plan Year to which such contribution relates.
          (e) The Administrative Committee may not include in the Actual Deferral Percentage test any QNECs or QMACs under another qualified plan unless that plan has the same plan year as this Plan.
          (f) If, pursuant to this Section, the Administrative Committee has elected to include QMACs and/or QNECs in calculating the Average Actual Deferral Percentage, the Administrative Committee shall first treat Excess Contributions as attributable proportionately to Pre-tax Contributions and to QMACs allocated on the basis of those Pre-tax Contributions, if any. If the total amount of a Highly Compensated Employee's Excess Contributions for the Plan Year exceeds the Employee's Pre-tax Contributions and QMACs attributable to such contributions, if any, for the Plan Year, the Administrative Committee shall next treat the remaining portion of his Excess Contributions as attributable to QNECs, if any.
          (g) The Administrative Committee shall reduce the amount of Excess Contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of Excess Deferrals if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.


     14.7 Actual Contribution Percentage Test.
     With respect to each Plan Year commencing on or after January 1, 1997 (the "Testing Year") the Average Actual Contribution Percentage for Eligible Employees who are Participants or eligible to be Participants must satisfy one of the following tests:
          (a) The Average Actual Contribution Percentage for the Testing Year for Highly Compensated Employees who are Participants or eligible to be Participants for the Testing Year shall not exceed the Average Actual Contribution Percentage for the preceding Plan Year for Non-highly Compensated Employees who are Participants or eligible to be Participants for the Testing Year multiplied by 1.25; or
          (b) The Average Actual Contribution Percentage for the Testing Year for Highly Compensated Employees who are Participants or eligible to be Participants for the Testing Year shall not exceed the Average Actual Contribution Percentage for the preceding Plan Year for Non-highly

     Compensated Employees who are Participants or eligible to be Participants for the Testing Year multiplied by 2; provided that the Average Actual Contribution Percentage for such Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such Non-highly Compensated Employees by more than two percentage points.

     Notwithstanding the foregoing, the Employer may elect to use the Average Actual Contribution Percentage for Non-highly Compensated Employees for the Testing Year rather than the preceding Plan Year provided that such election once made may not be changed except as provided by the Secretary of the Treasury.

     14.8 More Than One Plan Subject to the Actual Contribution Test.
     For purposes of this Article XIV, the Actual Contribution Percentage for any Highly Compensated Employee who is a participant under two or more arrangements sponsored by the Company or any Affiliate to which matching contributions (other than qualified matching contributions) or Employee contributions are made shall be determined as if all such arrangements (other than arrangements that may not be aggregated under applicable regulations) were one such arrangement. If the arrangements in which such Highly Compensated Employee participates have different plan years, the aggregate Actual Contribution Percentage shall be determined by counting the matching contributions and Employee contributions made to such arrangements in the plan years ending in the same calendar year.

     14.9 Required Plan Aggregation for Purposes of the Actual Deferral Percentage and Actual Contribution Tests.

     If the Employer treats two or more plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code Section 401(k) arrangements for purposes of determining whether each such arrangement satisfies the Actual Deferral Percentage test and must combine the arrangements under which matching contributions or Employee contributions are made; provided, however, that aggregation shall not be required with respect to arrangements within plans with different plan years; and provided, further, that an employee stock ownership plan (or the employee stock ownership plan portion of a plan) shall not be aggregated with a non-employee stock ownership plan (or non-employee stock ownership plan portion of a plan).

     14.10 Required Plan Disaggregation for Purposes of the Actual Deferral Percentage and Actual Contribution Tests.

     If the Employer operates qualified separate lines of business under Code 414(r), then to the extent required by law the Employer will disaggregate the Code Section 401(k) arrangements for each Separate Line of Business for purposes of determining whether each such arrangement satisfies the Actual Deferral Percentage Test and will disaggregate the arrangements under which matching contributions or employee contributions are made with respect to each such Separate Line of Business.

     14.11 Treatment of Excess Aggregate Contributions.

          (a) Excess Aggregate Contributions plus any income and minus any loss allocable thereto, which are not recharacterized in accordance with
     Section 14.4 shall be distributed to the appropriate Highly Compensated Employee no later than 12 months after the close of the Plan Year in which such Excess Aggregate Contribution arose. To the extent administratively possible, Excess Aggregate Contributions shall be distributed within 2-1/2 months after the close of the Plan Year in which such Excess Contributions arose, so as to avoid an excise tax.
          (b) The income (or loss) allocable to Excess Aggregate Contributions shall be determined by using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.
          (c) The Administrative Committee shall treat a Highly Compensated Employee's allocable share of Excess Aggregate Contributions in the following priority: (1) First, as After-tax Contributions; (2) Then, as Matching Contributions allocable to Excess Contributions determined under the Actual Deferral Percentage test; (3) Then, on a pro rata basis, as Matching Contributions and as the Pre-tax Contributions relating to those Matching Contributions which the Administrative Committee has included in the Actual Contribution Percentage test, if any; and (4) Last, as QNECs used in the Actual Contribution Percentage test.
          (d) To the extent the Highly Compensated Employee's Excess Aggregate Contributions are attributable to Matching Contributions, with respect to which the Highly Compensated Employee is not 100% vested, the Administrative Committee shall distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's Excess Aggregate Contributions attributable to Matching Contributions is the total amount of such Excess Aggregate Contributions (as adjusted for allocable income or loss) multiplied by his or vested percentage (determined as of the last day of the Plan Year for which the Matching Contributions were made). The Plan shall allocate forfeited Excess Aggregate Contributions to reduce Employer Matching Contributions for the Plan Year in which such forfeiture occurs.

     14.12 Multiple Use Limitation.
     If both the Average Actual Deferral Percentage of Highly Compensated Employees exceeds 125% of the Average Actual Deferral Percentage of Non-highly Compensated Employees pursuant to Section 14.2 and the Average Actual Contribution Percentage of Highly Compensated Employees exceeds 125% of the Average Actual Contribution Percentage of Non-highly Compensated Employees pursuant to Section 14.7, then the sum of the Average Actual Deferral Percentage and the Average Actual Contribution Percentage shall not exceed the greater of:
          (a) The sum of (i) 125% of the greater of the Average Actual Deferral Percentage or the Average Actual Contribution Percentage for all Non-highly Compensated Employees who are Participants or eligible to be Participants, and (ii) the lesser of 200% of, or two percentage points plus, the lesser of the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the Non-highly Compensated Employees who are Participants or eligible to be Participants; or
          (b) The sum of (i) 125% of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all Non-highly Compensated Employees who are Participants or eligible to be Participants, and (ii) the lesser of 200% of, or two percentage points plus, the greater of the Average Actual Deferral Percentage or the Average Actual Contribution Percentage for such Non-highly Compensated Employees.

     For purposes of this Section 14.12, the Average Actual Deferral Percentage and Average Actual Contribution Percentage for a Plan Year shall be the percentages determined under Section 14.2 or 14.7, as applicable, for such year.

     If, after applying the multiple use limitation of this Section, the Administrative Committee determines the Plan has failed to satisfy the multiple use limitation, the Administrative Committee shall correct the failure by either recharacterizing Excess Deferrals under Section 14.4 or distributing the excess amount as Excess Aggregate Contributions under Section 14.5.

                        ARTICLE XV- CODE 415 LIMITATION

     15.1 Definitions Applicable to the Code 415 Limitation.
     For purposes of this Article XV, the following terms when capitalized and used in this Article XV shall have the meaning ascribed to them in this Section 15.1.

          (a) "Annual Additions" means the sum credited to a Participant for any Limitation Year of (i) Employer contributions, (ii) Employee contributions, (iii) forfeitures, (iv) for purposes of Section 15.2(a)(2) only, amounts allocated to an individual medical account (as defined in Code 415(l)(2)), which is part of a pension or annuity plan maintained by the Company or a 415 Affiliate and (v) for purposes of Section 15.2(a)(2) only, amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code 419A(d)(3)) under a welfare benefit fund (as defined in Code 419(e)) maintained by the Company or a 415 Affiliate. The term Annual Additions shall not include Rollover Contributions made to the Plan or amounts restored or repaid to the Plan in accordance with Code 411(a)(7)(B) and (C) and Article V of the Plan. Except to the extent provided in the Code and Treasury regulations, Annual Additions include Excess Contributions, Excess Aggregate Contributions, regardless of whether the Plan distributes or forfeits such excess amounts. Excess Deferrals are not Annual Additions unless distributed after the April 15th following the Plan Year in which such Excess Deferrals were made.
          (b) "Defined Benefit Plan" means any plan of the type defined in Code 414(j) maintained by the Company or any 415 Affiliate which is described in Code 415(k)(1).
          (c) "Defined Benefit Plan Fraction" means, for any Participant a fraction (determined as of the last day of the Limitation Year), the numerator of which is the Projected Annual Benefit of the Participant (under all Defined Benefit Plans, whether or not terminated), and the denominator of which is the lesser of:

          (i) 1.25 multiplied by the dollar limitation in effect under Code 415(b)(1)(A) for such Limitation Year; or
         (ii) 1.4 multiplied by 100% of Participant's average 415 Compensation for the three consecutive calendar Years of Service (or all of the Participant's Years of Service, if the Participant has less than three Years of Service) during which the Participant had the highest aggregate 415 Compensation.

          If the Participant accrued benefits in one or more Defined Benefit Plans which were in existence on May 5, 1986, the dollar limitation used in the denominator of this fraction shall not be less than the sum of the annual benefits under such Defined Benefit Plans which the Participant had accrued as of the end of the 1986 Limitation Year, determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This rule applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code 415 as in effect at the end of the 1986 Limitation Year.
          (d) "Defined Contribution Plan" means any plan of the type defined in Code 414(i) maintained by the Company or any 415 Affiliate which is described in Code 415(k)(1).
          (e) "Defined Contribution Plan Fraction" means, for any Participant, a fraction, determined as of the last day of the Limitation Year and for all prior years, the numerator of which is the sum of the Annual Additions credited to the Participant under all Defined Contribution Plans (whether or not terminated), and the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and for each of the Participant's prior Years of Service

          (i) 1.25 multiplied by the dollar limitation in effect under Code 415(c)(1)(A) for such Limitation Year; or
         (ii)  1.4 multiplied by 25% of Participant's 415 Compensation.

     For purposes of determining the Defined Contribution Plan Fraction, the Administrative Committee shall not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987. The Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Employer's Plan as of the end of the 1986 Limitation Year.

          (f) "415 Affiliate" means an Affiliate, as defined in Section 1.3; provided, however, that for purposes of determining whether a corporation is a member of a "controlled group of corporations" (within the meaning of Code 414(b) of which the Company is also a member) the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" wherever the latter phrase appears in Code 1563(a)(1).
          (g) "415 Compensation" means Compensation, but excluding for Limitation Years commencing prior to January 1, 1998, elective contributions that are made by an Employer that are not includible in gross income under Code 125 and 402(e)(3).
          (h)  "Limitation Year" means the Plan Year.
          (i) "Projected Annual Benefit means the Participant's annual benefit under a Defined Benefit Plan payable in the form of a single life annuity computed in the assumptions (i) that the Participant will remain employed until the Participant's "normal retirement age" under the applicable plan (or, if later, his or her current age), and (ii) that the Participant's 415 Compensation will remain at its current level until that time.

     15.2 Code 415 Limitation on Annual Additions.
          (a) Notwithstanding any other provision of the Plan to the contrary, Annual Additions credited under the Plan and all other Defined Contribution Plans maintained by the Company or a 415 Affiliate with respect to each Participant for any Limitation Year shall not exceed the lesser of:

          (i) $30,000, as adjusted from time to time for cost of living in accordance with Code 415(d), or
         (ii)  25% of the Participant's 415 Compensation for such Limitation
     Year.

          (b) If the Administrative Committee determines during a Plan Year that a Participant will likely exceed the limit imposed by Section 15.2(a) (assuming that a Participant's Contribution Election remains in effect for the remainder of the Limitation Year, and based on the Administrative

     Committee's estimate of a Participant's 415 Compensation and any Discretionary Contribution to be allocated to the Participant for the Limitation Year), the Administrative Committee may adjust the Participant's Annual Additions and take the following actions in the following order of priority:

          (i) Reduce or eliminate the Participant's unmatched After-tax Contributions;
         (ii) Reduce or eliminate the Participant's unmatched Pre-tax Contributions;
        (iii) Reduce or eliminate the Participant's matched After-tax Contributions and corresponding Matching Contributions;
         (iv) Reduce or eliminate the Participant's matched Pre-tax Contributions and any corresponding Matching Contributions; and
          (v) Reduce or eliminate the Discretionary Contributions allocable to the Participant and allocate such amount to other Participants eligible to receive a Discretionary Contribution.

     If an allocation of Employer contributions would result in an Excess Annual Addition to the Participant's Account (other than an Excess Annual Addition which results from the application of the nondiscrimination rules under Article XIV), the Administrative Committee may reallocate the Excess Annual Addition to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Administrative Committee shall reallocate the Excess Annual Additions pursuant to the allocation method under the Plan as if the Participant whose Account otherwise would receive such Excess Annual Addition were not eligible for an allocation of Employer contributions. As soon as administratively feasible after the end of the Plan Year, the Administrative Committee shall determine the actual limit which should have applied to the Participant under Section 15.2(a) based on the Participant's actual 415 Compensation for such Limitation Year.

     If after the end of a Plan Year, the Administrative Committee determines that the Annual Additions credited under the Plan with respect to a Participant for any Limitation Year exceed the limitations of Section 15.2(a) as a result of (i) the allocation of forfeitures, (ii) a reasonable error in estimating the Participant's 415 Compensation for the Limitation Year, (iii) a reasonable error in determining the amount of Pre-tax Contributions that the Participant may contribute or (iv) any other circumstance permitted pursuant to the regulations and rulings promulgated under Code Section 415, then the amount of contributions credited to the Participant's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

          (i) The Participant's unmatched After-tax Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.
         (ii) The Participant's unmatched Pre-tax Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.
        (iii) The Participant's matched After-tax Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched After-tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned. The amount attributable to the Matching Contributions shall be forfeited and used to reduce Employer contributions for the Participant for the next Limitation Year (and succeeding Limitation Years, as necessary) if the Participant is covered by the Plan at the end of the Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, then the excess Annual Additions shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants entitled to allocation of Contributions, but only to the extent that such allocation or reallocation would not cause the Annual Additions to such Participants to violate the limitations of Code 415 for such Limitation Year. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated or reallocated before any Employer contributions or Employee contributions which would constitute Annual Additions may be made to the Plan for the Limitation Year (and succeeding Limitation Years, as necessary) in accordance with the rules set forth in Prop. Reg. 1.415-6(b)(6)(i). If a suspense account is in effect, it shall not share in investment gains or losses.
         (iv) The Participant's matched Pre-tax Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Pre-tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned. The amount attributable to the Matching Contributions shall be forfeited and applied in the same manner as Matching Contributions under clause (iii) above.
          (v) The Participant's Discretionary Contributions shall be reduced to the extent necessary. The amount of the reduction shall be forfeited and applied in the same manner as Matching Contribution under clause (iii) above.

          (c) If a Participant also participates in any other Defined Contribution Plan which is subject to the limitation set forth in Section 15.2(a) above and, as a result, such limitation would be exceeded with respect to the Participant in any Limitation Year, any reduction or other permissible method necessary to ensure compliance with such limitation first shall be made under this Plan in accordance with the terms hereof. If after such correction a further reduction is necessary to ensure that the limitation set forth in Section 15.2(a) is not exceeded, Annual Additions credited under such other plan or plans with respect to the Participant shall be reduced in accordance with the provisions of such plan or plans.
          (d) If a Participant is also a participant in a Defined Benefit Plan, then the Annual Additions credited with respect to the Participant in any Limitation Year shall be limited as provided in Section 15.3 below.

          (e) The determination of whether the Plan satisfies the requirements of this Section 15.2 with respect to a Participant shall be made in accordance with Code 415 and the regulations thereunder, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith.

     15.3 Combined Code 415 Limitation.
          (a) If a Participant is also a participant in a Defined Benefit Plan, the sum of the Participant's Defined Benefit Plan Fraction and

     Defined Contribution Plan Fraction for any Limitation Year commencing before January 1, 2000 shall not exceed 1.0.
          (b) In the event that a reduction is required to insure that the sum of the above fractions with respect to a Participant in any Limitation Year does not exceed 1.0, such reduction shall be made by reducing the Participant's annual benefit under the Defined Benefit Plan.
          (c) The Administrative Committee shall redetermine the Defined Contribution Plan Fraction and the Defined Benefit Plan fraction as of the end of the 1986 Limitation Year, in accordance with this Section. If the sum of the redetermined fractions exceeds 1.0, the Administrative Committee shall permanently subtract from the numerator of the Defined Contribution Plan Fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Administrative Committee shall disregard any accrued benefit under the Defined Benefit Plan which is in excess of the participant's accrued benefit under the Defined Benefit Plan as of the end of the 1986 Limitation Year.
          (d) The provisions of this Section 15.3 shall cease to be effective on and after January 1, 2000.

     15.4 Incorporation by Reference.
     Notwithstanding anything contained in this Article XV to the contrary, the determination of whether the Plan satisfies the requirements of Article XV shall be made in accordance with Code 415 and the regulations thereunder, as may be amended, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith. In addition, the Administrative Committee, in its sole discretion, may determine the amounts required to be taken into account under Article XV by such alternative methods as shall be permitted under applicable regulations or rulings.


                       ARTICLE XVI - TOP HEAVY PROVISIONS

     16.1 Definitions Applicable to the Top Heavy Provisions.
     For purposes of this Article XVI, the following terms when capitalized and used in this Article XVI shall have the meaning ascribed to them in this
Section 16.1.

          (a) "Aggregation Group" means in the case of a Plan that is not part of either a Required Aggregation Group or a Permissive Aggregation Group, the Employer. In the case of a Plan that is part of a Required Aggregation Group but not part of a Permissive Aggregation Group, the Required Aggregation Group. In the case of a Plan that is part of a Required Aggregation Group and part of Permissive Aggregation Group, either the Required Aggregation Group or the Permissive Aggregation Group, as determined by the Administrative Committee.
          (b) "Determination Date" means, with respect to a Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of the Plan Year.
          (c) "Key Employee" means, as of any Determination Date, any Employee or former Employee who for the Plan Year in the Determination Period or any of the four preceding Plan Years:

          (i) Has Compensation in excess of 50% of the defined benefit plan dollar amount prescribed in Code 415(b)(1)(A), as adjusted for cost of living in accordance with Code 415(d), and is an officer of the Employer;
         (ii) Has Compensation in excess of the defined contribution plan dollar amount prescribed in Code 415(c)(1)(A), as adjusted for cost of living in accordance with Code 415(d), and is one of the Employees owning (or deemed to own within the meaning of Code 318) the ten largest interests in the Employer;
        (iii)  Is a Five-percent Owner of the Employer; or
         (iv) Is a One-percent Owner of the Employer and has Compensation of more than $150,000.

     The number of officers taken into account under clause (i) shall not exceed the greater of 3 or 10% of the total number of Employees (after application of the Code 414(q) exclusions), and in any event shall not exceed 50 officers.

          The term Key Employee shall also include the Beneficiary of a Key Employee. The Administrative Committee shall determine who is a Key Employee in accordance with Code 416(i)(1).

          (d)  "Non-Key Employee" means an Employee who is not a Key Employee.
          (e) "One-percent Owner" means with respect to a corporation, any person who owns (or is considered as owning within the meaning of Code
     Section 318) more than 1% of the outstanding stock of the corporation, or stock possessing more than 1% of the total voting power of the corporation.
          (f) "Participant" includes an Eligible Employee of the Plan who does not participate in the Plan.
          (g) "Permissive Aggregation Group" means each plan in the Required Aggregation Group and any other qualified plan or plans maintained by the Company or an Affiliate if such group of plans, when considered together, would meet the requirements of Code 401(a)(4) and 410.
          (h) "Required Aggregation Group" means, with respect to a Plan Year for which a determination is being made, (i) this Plan, (ii) each other qualified plan of the Company and any Affiliate in which at least one Key Employee is a participant, and (iii) any other qualified plan of the Company or any Affiliate which enables any plan described in subparagraphs
     (i) and (ii) above to meet the requirements of Code 401(a)(4) or 410.
          (i) "Top Heavy Plan" means the Plan, if any of the following conditions exists:

               (1) The Top Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;
               (2) If the Plan is a part of a Required Aggregation Group but is not part of a Permissive Aggregation Group, the Top Heavy Ration for the Required Aggregation Group exceeds 60%;
               (3) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group, the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (j) "Top Heavy Ratio" means, with respect to the plans taken into consideration, a fraction, the numerator of which is the present value of the accrued benefits for all Key Employees under the Defined Benefit Plans of the Aggregation Group as of the Determination Date for each plan plus the sum of account balances for all Key Employees under the Defined Contribution Plans of the Aggregation Group, in each case as of the respective Determination Date (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of the present value of all accrued benefits for all Non-Key Employees under the Defined Benefit Plans of the Aggregation Group plus the sum of all account balances of all Non-Key Employees under Defined Contribution Plans of the Aggregation Group, in each case as of the respective Determination Date for each plan (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination
     Date), all determined in accordance with Code Section 416.
     For purposes of this definition:

     The accrued benefit and account balances of Key Employees under plans that terminated within the 5 year period ending on the Determination Date (including amounts which were distributed during such period) are taken into account for purposes of determining the Top Heavy Ratio.

     The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service at any time during the five-year period ending on the Determination Date, shall be disregarded.

     Generally, the Administrative Committee shall calculate the present value of accrued benefits under Defined Benefit Plans or simplified employee pension plans included within the group in accordance with the terms of those plans and Code Section 416. If a Participant in a defined benefit plan is a Non-Key Employee, however, the Administrative Committee shall determine such Non-Key Employee's Accrued Benefit under the accrual method, if any, which is applicable uniformly to all Defined Benefit Plans or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code 411(b)(1)(C).

     To calculate the present value of benefits under a Defined Benefit Plan, the Administrative Committee shall use the interest and mortality assumptions prescribed by the Defined Benefit Plans to value benefits for top heavy purposes.

     If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Administrative Committee shall value the accrued benefit or account balance under such aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code 416 and applicable Treasury regulations require for the first and second plan year of a Defined Benefit Plan.

     The Administrative Committee shall calculate the value of account balances and accrued benefits with reference to the Determination Dates for the respective aggregated plans that fall within the same calendar year.

     16.2 Application of Article XVI.
     If the Plan is determined to be a Top Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the balance of this
Article XVI, beginning with the first Plan Year commencing after such Determination Date.

     16.3 Minimum Vesting.
          (a) If the Plan is determined to be a Top Heavy Plan for a Plan Year, then with respect to each Participant who completes an Hour of

     Service during such Plan Year, such Participant's vested interest in his Account, determined at any time that the Plan continues to be a Top Heavy Plan, shall be no less than as determined under the following table:

     Years of Vesting Service            Vested Percentage
     Less than 3 years                        0%
     3 years or more                          100%

          (b) If the Plan subsequently is determined to no longer be a Top Heavy Plan, then the above minimum vesting schedule shall not apply to any portion of a Participant's Account which is accrued on or after the first day of the first Plan Year in which the Plan is no longer a Top Heavy Plan, provided that any Participant with three or more Years of Vesting Service as of the first date on which the Plan is no longer a Top Heavy Plan may elect to continue to be vested in accordance with the above minimum vesting schedule during the period that the Plan is not a Top Heavy Plan.

     16.4 Minimum Contributions.
          (a) Subject to paragraph (b) of this Section, if the Plan is determined to be a Top Heavy Plan for a Plan Year, minimum Employer contributions (including forfeitures) shall be made, on behalf of each Participant who has not Separated from Service as of the end of the Plan Year and who is not a Key Employee, of not less than the lesser of the following percentage of the Key Employee's 415 Compensation for the Plan Year, as defined in Section 15.1(g).

          (i)  3%, or
         (ii) the highest percentage of Employer contributions (excluding any elective deferrals under a Code 401(k) arrangement or any Employer matching contributions necessary to satisfy the nondiscrimination requirements of Code Section 401(k) or of Code Section 401(m) and including forfeitures and amounts contributed pursuant to a salary reduction agreement) made under the Plan for the Plan Year on behalf of a Key Employee.

     However, if a Defined Benefit Plan which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the allocation is 3% of the Non-Key Employee's Compensation for the Plan Year regardless of the contribution rate for the Key Employees.

          (b) If the Plan is determined to be Top Heavy and the Top Heavy Ratio for the Plan Year exceeds 90%, then paragraph (a) of this Section shall be determined by substituting 4% for 3% each time it appears.
          (c) If, for a Plan Year, there are no allocations of Employer contributions or forfeitures for any Key Employee to the Plan, no minimum allocation shall be required with respect to the Plan Year, except as otherwise may be required because of another plan in the Aggregation Group.
          (d) The minimum allocation required under this Section 16.4 shall be made after Employer contributions and forfeitures are made.
          (e) Notwithstanding paragraph (a) above, this Section 16.4 shall not apply to any Participant to the extent that such Participant is covered under any other qualified plan of the Company or an Affiliate and such other plan provides the minimum allocation or benefit requirement applicable to Top Heavy plans.

     16.5 Adjustment to Combined Limitation.
     If the Plan is determined to be a Top Heavy Plan for a Plan Year and the Employer does not make the required minimum contribution under Section 16.4, then the limits in Section 15.3 shall be determined by substituting "1.0" for "1.25" wherever it appears in Code Section 415(e)(2)(B) or 415(e)(3)(B).


                                   APPENDIX A

                    Special Rules Related to Certain Assets
                    Formerly Held in the Wine Spectrum Plan

     (a) The Plan contains a frozen Coca-Cola Stock Fund, comprised primarily of the common stock of the Coca-Cola Company ("Coca-Cola Stock") which was transferred from the Thrift Plan for Employees of the Wine Spectrum Companies, effective November 1, 1987. No Participant may make an Investment Election directing deferrals or contributions to the Coca-Cola Stock Fund and any dividends shall be automatically transferred to such Investment Fund or Funds as the Investment Committee shall designate from time to time. Participants may make an Investment Election transferring all or a portion of their Account from the Coca-Cola Stock Fund to other funds, in accordance with the Plan's provisions for making Investment Elections.

     (b) Notwithstanding anything in this Plan to the contrary, the distribution or in-service withdrawal of any portion of a Participant's Account invested in the Coca-Cola Stock Fund may be paid in shares of Coca-Cola Stock, if the Participant so elects.

     With respect to any Seagram Employee, such Employee's base salary by the Employer in any year, determined prior to any reduction pursuant to Section 3.1 or pursuant to a cafeteria plan under Code Section 125, and including holiday pay, disability pay, funeral pay, jury duty pay, military pay, salary adjustment pay (provided that lump sum merit increases will only be included through January 31, 1998), retro pay, sick leave pay, vacation pay, personal pay, parental pay, but excluding overtime (including supervisor's overtime), commissions (including route commissions), shift differentials, grievance pay, incentive awards, MIP awards, performance bonuses, PFP awards, start-up pay, workers' compensation accruals, on call pay, lead pay, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, non-cash remuneration, remuneration paid in currency other than U.S. dollars, severance pay (whether paid before or after a Participant's Separation from Service), amounts paid under any long-term incentive plan, tax protection payments or foreign service over base allowances or premiums, retirement bonuses, contributions (except for Pre-tax Contributions) to and benefits and distributions under the Plan or under any employee benefit plan or any plan or program of deferred compensation, including without limitation any pension, profit sharing, stock bonus, employee stock ownership, stock option or incentive program, or dividends paid on any common stock of the Employer included within or issued under any such plan or program, stock options or income or gains from the exercise thereof.

     With respect to any Tropicana Employee, such Employee's base salary by the Employer in any year, determined prior to any reduction pursuant to Section 3.1 or pursuant to a cafeteria plan under Code Section 125, and including overtime, commissions, shift differentials, holiday pay, disability pay, grievance pay, funeral pay, jury duty pay, military pay, salary adjustment pay, retro pay, incentive awards, MIP awards, performance bonuses, PFP awards, start-up pay, route commissions, supervisor's overtime, workers' compensation accruals, on call pay, sick leave pay, vacation pay, personal pay, birthday pay, lead pay, parental pay, but excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, non-cash remuneration, remuneration paid in currency other than U.S. dollars, severance pay, whether paid before or after a Participant's Separation from Service, amounts paid under any long-term incentive plan, tax protection payments or foreign service over base allowances or premiums, retirement bonuses, contributions (except for Pre-tax Contributions) to and benefits and distributions under the Plan or under any employee benefit plan or any plan or program of deferred compensation, including without limitation any pension, profit sharing, stock bonus, employee stock ownership, stock option or incentive program, or dividends paid on any common stock of the Employer included within or issued under any such plan or program, amounts which are permitted by the Code to be excluded by the Participant in computing his or her gross income (except for Pre-tax Contributions), amounts received under the Employer's short term disability policy procedure, and stock options or income or gains from the exercise thereof.

     With respect to any Universal/Spencer Employee, such Employee's base salary by the Employer in any year, determined prior to any reduction pursuant to Section 3.1 or pursuant to a cafeteria plan under Code Section 125, and including overtime, commissions, shift differentials, holiday pay, grievance pay, funeral pay, jury duty pay, military pay, salary adjustment pay, retro pay, performance bonuses, route commissions, supervisor's overtime, sick leave pay, vacation pay, personal pay, birthday pay, lead pay, parental pay, but excluding disability pay, incentive awards, MIP awards, start-up pay, workers' compensation accruals, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, non-cash remuneration, remuneration paid in currency other than U.S. dollars, severance pay, whether paid before or after a Participant's Separation from Service, amounts paid under any long-term incentive plan, tax protection payments or foreign service over base allowances or premiums, retirement bonuses, contributions (except for Pre-tax Contributions) to and benefits and distributions under the Plan or under any employee benefit plan or any plan or program of deferred compensation, including without limitation any pension, profit sharing, stock bonus, employee stock ownership, stock option or incentive program, or dividends paid on any common stock of the Employer included within or issued under any such plan or program, and stock options or income or gains from the exercise thereof.